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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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The Allstate Corporation
(Name of Registrant as Specified In Its Charter)

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The Allstate Corporation 2775 Sanders Road, Northbrook, IL 60062
April 11, 2012
To Our Stockholders,

The Allstate Board is fully committed to fulfilling its fiduciary obligations to all stockholders and has a history of strong corporate governance. Your objectives and insights are integral to Allstate's success and therefore of primary importance to the company's leadership. Over the last year Tom Wilson, our chairman, met in person with investors representing about 30% of our outstanding shares, as well as the leading proxy advisory firms, to discuss corporate governance and executive compensation. The entire board then thoughtfully considered this feedback, evaluated alternatives, and developed a proposed set of changes to our corporate governance and our executive compensation program. These proposed changes were then further discussed with stockholders and we implemented important modifications in three areas: stockholder ability to act between annual meetings, executive compensation, and board effectiveness.
STOCKHOLDER ABILITY TO ACT BETWEEN ANNUAL MEETINGS

Recommending Instituting A Written Consent Right — We are recommending the addition of a stockholder right to act by written consent. This right is structured so that all stockholders will have the benefit of participating in a fully transparent process that can be initiated by one or a group of investors holding at least 10% of the outstanding shares. This action is responsive to the stockholders' votes at the last two annual meetings where a stockholder proposal to act by written consent received 67% and 52% of the shares voted in 2010 and 2011, respectively.

Recommending Lowering The Ownership Threshold For Special Meetings — Last year, we recommended stockholders approve the addition of a right to call special meetings for stockholders owning 20% or more of the shares outstanding. This proposal received affirmative support from 83% of our outstanding shares. This year, we are recommending that the ownership threshold be lowered from 20% to 10%. This will make this right consistent with the proposed threshold for stockholder action by written consent.
EXECUTIVE COMPENSATION

We made changes to our executive compensation program based on stockholder input and discussions with our independent compensation consultant on recent market trends. The changes are designed to further align pay with performance. The primary changes are listed below, with greater detail in the Executive Compensation section of the proxy statement.

Reduced Change-in-Control Benefits — We revised our change-in-control arrangements. For senior executives, the new plan eliminates tax gross ups and pension enhancements. Severance benefits were lowered for senior executives, except the CEO. In addition, beginning in 2012, equity awards will have a "double trigger," which means that they will not vest in the event of a change-in-control, unless also accompanied by a qualifying termination of employment.

Raised Performance Standards on Long-Term Equity Awards — We changed the mix of long-term equity awards granted to our senior leadership team. For 2012, long-term equity awards consisted of 50% performance stock awards and 50% stock options. Previously this mix was 35% restricted stock units that vested over time and 65% stock options.

Narrowed the Benchmark Compensation Range — We changed the benchmark target used for total direct compensation to the 50th percentile of the peer group we use for compensation purposes. The benchmark had previously been a range between the 50th and 75th percentiles.
BOARD EFFECTIVENESS

Restructured Lead Director Role — We expanded the responsibilities of the lead director and shifted from a model where this responsibility rotated among directors. H. John Riley, Jr. was elected our lead director based on his leadership skills and extensive experience with Allstate.

Expanded Board Capabilities — We elected John W. Rowe, chairman and chief executive officer of Exelon, to our board. Mr. Rowe will stand for election with the entire board for an annual term in May. Mr. Rowe was named the best electric utility CEO in America by Institutional Investor in 2008 and 2009.

The Allstate board is completely committed to the company's long-term success and representing stockholders' interests. Investor feedback on governance and executive compensation is extremely helpful in enabling us to achieve these objectives. Thank you for your insights, support, and confidence. We are optimistic about Allstate's strategy and long-term ability to continue to serve America as it has throughout the last 80 years.
Please join us at the Annual Meeting of Stockholders on Tuesday, May 22, 2012.
The Allstate Board of Directors

THE ALLSTATE CORPORATION 2775 Sanders Road Northbrook, Illinois 60062-6127 April 11, 2012 Notice of 2012 Annual Meeting and Proxy Statement

Dear Stockholder:

Allstate's 2012 annual meeting of stockholders will be held on Tuesday, May 22, 2012, at 11:00 a.m. (CDT) at our offices in Northbrook, Illinois. Your vote on the issues being considered at this meeting is important to our continued success. This proxy statement contains the information you will need to make an informed decision on the election of directors and five governance proposals.
Your vote is important. Please vote as soon as possible by telephone, internet, or mail, even if you plan to attend the meeting.
Sincerely,

Thomas J. Wilson Chairman, President and Chief Executive Officer

Notice of 2012 Annual Meeting of Stockholders

When:	Tuesday, May 22, 2012, at 11:00 a.m. Registration begins at 10:00 a.m.
Where:	West Plaza Auditorium Allstate 3100 Sanders Road Northbrook, Illinois 60062
Items of Business:	1.	To elect to the Board of Directors the 12 director nominees named in this proxy statement to serve until the 2013 annual meeting.
	2.	To provide an advisory vote on the compensation of the named executive officers as disclosed in this proxy statement.
	3.	To approve the proposed amendment to the corporation's certificate of incorporation granting stockholders the right to act by written consent.
4.
To approve the proposed amendment to the corporation's certificate of incorporation granting stockholders owning not less than 10% of the outstanding shares the right to call a special meeting of stockholders.
	5.	To ratify the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2012.
	6.	To consider a stockholder proposal on reporting political contributions, if properly presented.
In addition, any other business properly presented may be acted upon at the meeting.
Who Can Vote:

If you held stock at the close of business on March 23, 2012, you will be entitled to vote at the annual meeting and at any adjournments or postponements of the meeting. You may be asked to present picture identification and proof of stock ownership. If you hold stock through a bank or broker, you will need to bring your account statement showing ownership as of March 23, 2012.
Date of Mailing:

Allstate began mailing its Notice of Internet Availability of Proxy Materials, proxy statement and annual report, and proxy card/voting instruction form to stockholders and to participants in its Allstate 401(k) Savings Plan on April 11, 2012.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 22, 2012. The Notice of 2012 Annual Meeting, Proxy Statement, and 2011 Annual Report and the means to vote by internet are available at www.proxyvote.com.

By Order of the Board,

Mary J. McGinn Secretary
April 11, 2012

Proxy and Voting Information	1

Corporate Governance Practices and Code of Ethics	3
Board meetings and committees	3
Board leadership structure	5
Board role in risk oversight	5
Board role in management succession	5
Board role in setting compensation	6
Management participation in committee meetings	6
Board attendance policy	7
Communication with the Board	7
Compensation committee interlocks and insider participation	7
Related person transactions	7
Nominee independence determinations	8
Nomination process for Board election	8

Management Proposals
Proposal 1. Election of Directors	10
Proposal 2. Advisory vote on the executive compensation of the named executive officers	23
Executive Compensation	23
Compensation Discussion and Analysis	23
Compensation Committee Report	35
Compensation Tables	36
Director Compensation	54
Security Ownership of Directors and Executive Officers	56
Security Ownership of Certain Beneficial Owners	57
Section 16(a) Beneficial Ownership Reporting Compliance	57
Proposal 3. Approval of the proposed amendment to the certificate of incorporation granting to stockholders the right to act by written consent	58
Proposal 4. Approval of the proposed amendment to the certificate of incorporation granting stockholders owning not less than 10% of outstanding shares the right to call a special meeting of stockholders	59
Proposal 5. Ratification of Appointment of Independent Registered Public Accountant	60
Audit Committee Report	61

Other Items
Stockholder proposal	62
Stockholder proposals for the year 2013 annual meeting	63
Allstate 401(k) Savings Plan participants	64
Proxy statement and annual report delivery	64
Proxy solicitation	64

Appendices
Appendix A — Categorical Standards of Independence	A-1
Appendix B — Proposed Amendments to the Certificate of Incorporation	B-1
Appendix C — Policy regarding Pre-Approval of Independent Registered Public Accountant's Services	C-1
Appendix D — List of Executive Officers	D-1

Proxy and Voting Information	PROXY STATEMENT

WHO IS ASKING FOR YOUR VOTE AND WHY	The annual meeting will be held only if there is a quorum, which means that a majority of the outstanding common stock entitled to vote is represented at the meeting by proxy or in person. To ensure there will be a quorum, the Allstate Board of Directors asks you to vote before the meeting, which allows your Allstate stock to be represented at the annual meeting by the proxies named on the proxy card/voting instruction form.

WHO CAN VOTE
You are entitled to vote if you were a stockholder of record at the close of business on March 23, 2012. On that date, there were XXX,XXX,XXX Allstate common shares outstanding and entitled to vote at the annual meeting.

HOW TO VOTE

If you hold shares in your own name as a registered stockholder, you may vote in person by attending the annual meeting, or you may instruct the proxies how to vote your shares by following the instructions on the proxy card/voting instruction form.

If you hold shares in street name (that is, through a broker, bank, or other record holder), you should follow the instructions provided by your broker, bank, or other record holder to vote your shares. If you hold shares through the Allstate 401(k) Savings Plan, see the instructions on page 65.

Before your shares have been voted at the annual meeting by the proxies, you may change or revoke your vote by voting again by telephone, by internet, in writing, or in person at the annual meeting, if you are a registered stockholder.

CONFIDENTIALITY OF VOTES
All proxies, ballots, and tabulations that identify the vote of a particular stockholder are confidential, except as necessary to allow the inspector of election to certify the voting results or to meet certain legal requirements. A representative of American Election Services, LLC will act as the inspector of election and will count the votes. The representative is independent of Allstate and its directors, officers, and employees.

If you write a comment on your proxy card, voting instruction form, or ballot, it may be provided to our secretary along with your name and address. Your comments will be provided without reference to your vote, unless the vote is mentioned in your comment or unless disclosure of the vote is necessary to understand your comment. At our request, the distribution agent or the solicitation agent may provide us with periodic status reports on the aggregate vote. These status reports may include a list of stockholders who have not voted and breakdowns of vote totals by different types of stockholders, as long as we are not able to determine how a particular stockholder voted.

1   --  The Allstate Corporation

 Providing voting instructions, discretionary voting authority of proxies

You may instruct the proxies to vote "FOR" or "AGAINST" each proposal, or you may instruct the proxies to "ABSTAIN" from voting. Each share of our common stock outstanding on the record date will be entitled to one vote on each of the 12 director nominees and one vote on each other proposal. A description of how votes are counted is included with each proposal.

Proposal		Board Recommendation

1.	Election of directors	FOR

2.	Approve Compensation — advisory vote to approve the executive compensation of the named executive officers. *	FOR

3.	Act by written consent — proposed amendment to the corporation's certificate of incorporation granting stockholders the right to act by written consent.	FOR

4.	Call a special meeting — proposed amendment to the corporation's certificate of incorporation granting stockholders owning not less than 10% of the outstanding shares the right to call special meetings of stockholders.	FOR

5.	Ratification of auditors — ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2012. *	FOR

6.	Stockholder proposal — stockholder proposal on reporting political contributions. *	AGAINST

* Advisory/Non-Binding Proposal

Abstentions are counted for quorum purposes. If you return a signed proxy card/voting instruction form to allow your shares to be represented at the annual meeting, but do not indicate how your shares should be voted on one or more proposals listed above, then the proxies will vote your shares as the Board of Directors recommends on those proposals. Other than the proposals listed above, we do not know of any other matters to be presented at the meeting. If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their best judgment.

The Allstate Corporation  --  2

Corporate Governance Practices	PROXY STATEMENT

Corporate Governance Practices and Code of Ethics

Allstate has a history of strong corporate governance, as governance "best practices" are a critical component to our success in driving sustained stockholder value. Over the years, our Board of Directors has responded to evolving governance standards by enhancing our practices to best serve the interests of Allstate stockholders, including:

✓	Annual election of all directors.
✓	Majority vote standard in uncontested elections. Each director must be elected by a majority of votes cast, not a plurality.
✓	No stockholder rights plan ("poison pill").
✓	No supermajority voting provisions.
✓	Stockholders have the right to call a special meeting. Proposal 4 seeks stockholder approval of a lower ownership threshold of 10% for this right.
✓	If proposal 3 is approved, stockholders will have the right to act by written consent.
✓	Independent Board. Our Board is comprised of all independent directors, except our chief executive officer.
✓	Independent lead director.
✓
Independent Board committees. Each of the audit, compensation and succession, and nominating and governance committees is made up of independent directors. Each standing committee operates under a written charter that has been approved by the Board.
✓	Confidential voting.
✓

Committee authority to retain independent advisors. Each of the audit, compensation and succession, and nominating and governance committees has the authority to retain independent advisors; all fees and expenses are paid by Allstate.
✓
Robust code of ethics. Allstate is committed to operating its business with honesty and integrity and maintaining the highest level of ethical conduct. These absolute values are embodied in our Code of Ethics and require that every customer, employee, and member of the public be treated accordingly. Allstate's Code of Ethics applies to all employees, including the chief executive officer, the chief financial officer, the controller, and other senior financial and executive officers, as well as the Board of Directors.
✓	Stock ownership guidelines for senior executives and directors. Significant requirements strongly link the interests of the Board and management with those of stockholders.
✓	Corporate Involvement in Public Policy report published on allstate.com. The report provides transparency on Allstate initiatives to promote sound public policy in areas such as teen safe driving.
✓	Stockholder engagement. Allstate regularly engages with its stockholders to better understand their perspectives.

You can learn more about our corporate governance by visiting www.allstateinvestors.com, where you will find our Corporate Governance Guidelines, each standing committee charter, our Code of Ethics, and Director Independence Standards. Each of these items also is available in print upon request made to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A2W, Northbrook, Illinois 60062-6127.

Board Meetings and Committees

The Board held eight meetings during 2011. Currently, the Board has four standing committees: audit, compensation and succession, executive, and nominating and governance. The following table identifies each standing committee, its members, functions, and number of meetings held during 2011. The Board has determined the members of the audit, compensation and succession, and nominating and governance committees are independent within the meaning of applicable laws, New York Stock Exchange (NYSE) listing standards, and the Director Independence Standards in effect at the time of determination. Each committee except the executive committee evaluates its performance at the end of each in-person meeting.

3   --  The Allstate Corporation

Committee and Members	Functions	Meetings in 2011	Committee Report

Audit(1) F. Duane Ackerman Robert D. Beyer Jack M. Greenberg(2) Ronald T. LeMay Judith A. Sprieser*(2) Mary Alice Taylor

•

Appoints, oversees, and approves the fees of the independent registered public accountant.

•

Evaluates the independence of the independent registered public accountant.

•

Reviews Allstate's annual audited and quarterly financial statements.

•

Recommends to the Board whether the audited financial statements should be included in Allstate's annual report on Form 10-K.

•

Reviews Allstate's accounting and auditing principles and practices affecting the financial statements, including the adequacy of internal controls over financial reporting.

•

Discusses risk assessment and risk management processes with management, including the corporation's major financial risk exposures and the steps management has taken to monitor and control them.

•

Reviews the scope of audits conducted by the independent registered public accountant and internal auditors.

•

Oversees Allstate's ethics and compliance program; periodically reviews and approves its Code of Ethics.

•

Adopts procedures for handling complaints on accounting, internal accounting controls, and auditing matters.

•

Has authority to conduct independent inquiries and retain independent outside counsel and other advisors.

•

Provides functional oversight of Allstate's internal audit department.

		8	Pg. 61

Compensation and Succession Robert D. Beyer W. James Farrell* Jack M. Greenberg Ronald T. LeMay Andrea Redmond Joshua I. Smith

•

Assists the Board in determining the compensation of the chief executive officer and other executive officers.

•

Has sole authority to retain its compensation consultant.

•

Administers our executive compensation plans. Monitors executive performance toward goals throughout the year; reviews executive compensation program design and executive pay levels annually.

•

Reviews management succession plans and executive organizational structure for Allstate and each significant operating subsidiary; recommends nominees for certain officer positions.

•

Recommends supplemental retirement benefits and change-in-control arrangements for executive officers to the Board.

		6	Pg. 35

Nominating and Governance F. Duane Ackerman* W. James Farrell Andrea Redmond H. John Riley, Jr. Joshua I. Smith Judith A. Spreiser Mary Alice Taylor	• Recommends candidates to be nominated by the Board for election as directors. • Advises the Board on the standards used in assessing the independence of directors. • Advises the Board on the standards used in assessing the performance of the chief executive officer. • Reviews the Corporate Governance Guidelines and advises the Board on corporate governance issues. • Determines performance criteria and oversees assessment of the Board's performance. • Administers non-employee director compensation with Board oversight. • Has authority to retain independent consultants.	5	None

The Allstate Corporation  --  4

Committee and Members	Functions	Meetings in 2011	Committee Report

Executive F. Duane Ackerman W. James Farrell H. John Riley, Jr. Judith A. Sprieser Thomas J. Wilson*	• Has the powers of the Board to manage Allstate's business affairs to the extent permitted under the bylaws, excluding any powers granted by the Board to any other committee of the Board.	0	None

* Chair	(1) Separately established in accordance with the requirements of Section 3(a)(58)(A) of the Securities Exchange Act of 1934.

	(2) The Board has determined that Ms. Sprieser and Mr. Greenberg are each individually qualified as an audit committee financial expert, as defined in Regulation S-K, Item 407(d)(5) under the Securities Exchange Act of 1934, and each is independent under the listing standards of the NYSE.

Board Leadership Structure

Allstate's Corporate Governance Guidelines allow the Board the flexibility to allocate the responsibilities of chairman and of chief executive officer in any way it considers to be in Allstate's best interests. Currently, Thomas J. Wilson is the chairman of the Board as well as chief executive officer. The Board has determined that Allstate currently is well-served by having these roles performed by Mr. Wilson, who provides unified leadership and direction for management to execute our strategy and business plans. At other times, such as when Mr. Wilson was transitioning into the CEO role in 2007, Allstate has split the roles of chairman and chief executive officer between two individuals.

H. John Riley, Jr. is the Board's independent lead director. As lead director, Mr. Riley:

•
Presides at all Board meetings at which the chairman is not present and at all executive sessions.

•
Serves as a liaison between the chairman and the independent directors when necessary to provide a supplemental channel of communication.

•
Works with the chairman in developing Board meeting agendas, schedules, and information provided to the Board.

•
Participates in the evaluation of the performance of the chief executive officer.

•
Participates in the evaluation of the Board's performance.

•
Communicates with significant stockholders on matters involving broad corporate policies and practices when appropriate.

Board Role in Risk Oversight

The Board is responsible for the oversight of Allstate's business and management, including risk management. In exercising this responsibility, the Board regularly reviews strategy; business plans for Allstate's property and casualty business, life insurance and annuity business, and investment portfolio; liquidity and use of capital; and legal, regulatory, and legislative issues. Twice a year, the Board reviews Allstate's risk management objectives and processes. This includes how management measures, evaluates, and manages exposure to risks posed by a wide variety of events and conditions, including the capital markets and natural catastrophes. The Board also examines third-party assessments of these risk management processes, including a comparison with peer organizations, leading industry practices, and emerging trends. The audit committee reviews quarterly reports on risk management and discusses risk assessment and management processes with Allstate executives, including the chief risk officer. Both the audit committee and full Board monitor whether Allstate's strategies balance risk and return within a clear set of risk tolerances and whether risk management processes are executed as designed.

Board Role in Management Succession

One of the Board's responsibilities is to oversee the recruitment, development, and retention of executive talent to successfully pursue Allstate's strategic vision and operating priorities. Management succession is discussed by the Board, in executive session or in committee meetings, as appropriate. As described in our Corporate Governance Guidelines, the chief executive officer meets at least annually with the compensation and succession committee and the nominating and governance committee, either separately or jointly, as appropriate, to discuss succession planning and

5   --  The Allstate Corporation

management development for senior executives. Every year, the compensation and succession committee reviews succession plans for senior officers, confers with the chief executive officer about executives' qualifications for potential senior leadership vacancies, and recommends to the Board officer elections.

In addition, the chief executive officer advises the nominating and governance committee and the Board about chairman and chief executive officer succession plans under various scenarios, such as chief executive officer retirement or incapacity. In case of a leadership transition, the nominating and governance committee would recommend candidates to the Board for the roles of chairman and chief executive officer.

Board Role in Setting Compensation

Our executive compensation program is designed around the central beliefs that compensation should inspire performance that is better than industry average; a greater percentage of compensation should be at risk for senior executives; and compensation should be aligned with performance and stockholder value. These objectives are balanced with the goal of attracting and retaining highly talented executives and balancing risk and return. The compensation and succession committee reviews our executive compensation program annually and confers with its independent compensation consultant on market practices and changes to the design of our executive compensation program. The compensation and succession committee makes recommendations to the Board regarding the compensation package of our chief executive officer and modifications to existing plans for executive officers.

The compensation and succession committee has authority to grant equity awards to eligible employees in accordance with the terms of our 2009 Equity Incentive Plan. In between meetings, the Board has delegated authority to an equity award committee, consisting of the chief executive officer, to make awards of stock options or restricted stock units, subject to limits, in connection with an employee's hiring or promotion or recognition of an employee's particular achievement. All awards granted by the equity award committee are reported to the compensation and succession committee at its next meeting. The equity award committee is not permitted to grant awards to individuals designated as executive officers for purposes of Section 16 of the Securities Exchange Act of 1934 or covered employees as defined in Section 162(m)(3) of the Internal Revenue Code.

The compensation and succession committee has sole authority to retain, terminate, and approve the fees of its compensation consultant. In 2011, the committee retained Towers Watson as its independent compensation consultant. In this role, Towers Watson assessed Allstate's executive compensation design, peer group selection, and relative pay for performance. In addition, Towers Watson provided a competitive assessment of total direct compensation (base salary and annual and long-term incentives) for senior management positions. Towers Watson also evaluated changes to the executive compensation program that were proposed by management to better align pay and performance and risk and reward with competitive market levels and practices. In 2011, Towers Watson received $169,000 in aggregate fees for executive compensation consulting services. Towers Watson representatives participated in five committee meetings in 2011.

In addition to executive compensation consulting services, Towers Watson provided Allstate with benefits consulting and software license and maintenance services for fees totaling $2,345,000 in 2011. These fees were primarily incurred under a three year agreement entered into with Watson Wyatt in 2008, prior to its merger with Towers Perrin. The committee reviews a report on services provided to Allstate by Towers Watson or its affiliates in any given fiscal year for fees that exceed $120,000.

Management Participation in Committee Meetings

Audit Committee.    Our chief executive officer, chief financial officer, chief risk officer, general counsel, secretary, controller, and senior internal audit officer participate in audit committee meetings. Executive sessions of the committee are scheduled and held throughout the year, including sessions in which the committee meets exclusively with the independent registered public accountant and the senior internal audit officer.

Nominating and Governance Committee.    Our chief executive officer, general counsel, and secretary participate in nominating and governance committee meetings. The committee regularly meets in executive session without management present.

Compensation and Succession Committee.    In designing the various elements and amounts of compensation, the compensation and succession committee draws on the expertise of our chief executive officer and senior human resources officer and confers with our general counsel, secretary, and chief financial officer on matters that fall within their respective responsibilities. The committee

The Allstate Corporation  --  6

regularly meets in executive session without management present.

Our chief executive officer attends committee meetings and advises on the alignment of our incentive plan performance measures with our overall strategy, appropriate weightings of performance measures with the responsibilities of each executive, and how the design of our equity incentive awards affects our ability to attract, motivate, and retain highly talented executives. The chief executive officer provides this advice in the context of our products, business risks, financial results, and stockholder return. The chief executive officer also provides the committee with performance evaluations of executives who report to him, recommends merit increases for senior officers, and recommends compensation packages for senior executives being hired or promoted.

Our senior human resources officer attends committee meetings. He provides the committee with internal and external analyses of the basic structure and competitiveness of our compensation program and operational details on our various compensation and incentive plans, including the design of performance measures for our annual cash incentive plan and the design of our equity awards. Throughout the year, the senior human resources officer also provides the committee with a detailed review of the estimated and actual results for each performance measure compared to threshold, target, and maximum ranges, along with the resulting estimated and actual payments to executive officers.

Our chief financial officer attends meetings to discuss financial results relevant to incentive compensation, other financial measures, or accounting rules. The general counsel is available at meetings to provide input on the legal and regulatory environment. The secretary attends meetings to respond to questions about corporate governance and to assist in the preparation of minutes.

For both the chief executive officer and the chief financial officer, committee meeting participation is one of the ways in which they assure themselves that the Compensation Discussion and Analysis included in this proxy statement is accurate so that they can provide the certification required by the Sarbanes-Oxley Act of 2002.

Board Attendance Policy

Board members are expected to make every effort to attend all meetings of the Board and the committees on which they serve, to actively participate in discussions, and to attend the annual meeting of stockholders. All directors who stood for election at the 2011 annual meeting of stockholders attended that meeting. Each incumbent director attended at least 75% of the combined board meetings and meetings of committees of which he or she was a member. Attendance at board and committee meetings during 2011 averaged 98% for directors as a group.

Communication with the Board

The Board has established a process to facilitate communication by stockholders and other interested parties with directors as a group. Written communications may be sent by mail or email to the Board. Communications received will be handled as directed by the general counsel. The general counsel reports regularly to the nominating and governance committee on all correspondence received that, in her opinion, involves functions of the Board or its committees or that she otherwise determines merits Board attention. The communication process is posted on the Corporate Governance section of allstate.com.

Compensation Committee Interlocks and Insider Participation

During 2011, the compensation and succession committee consisted of Ms. Redmond, and Messrs. Beyer, Farrell, Greenberg, LeMay, Riley, and Smith. None is a current or former officer or employee of Allstate or any of its subsidiaries. There were no committee interlocks with other companies in 2011 within the meaning of the Securities and Exchange Commission's proxy rules.

Related Person Transactions

There were no related person transactions identified for 2011. The nominating and governance committee has adopted a written policy on the review, approval, or ratification of transactions with related persons, which is posted on the Corporate Governance portion of allstate.com. In accordance with the policy, the committee or committee chair reviews transactions with the corporation in which the amount involved exceeds $120,000 and in which any "related person" had, has, or will have a direct or indirect material interest. In general, "related persons" are directors, executive officers, their immediate family members, and stockholders beneficially owning five percent or more of our outstanding stock. The committee or chair approves or ratifies only those transactions that are in, or not inconsistent with, the best interests of the corporation and its stockholders. Transactions are reviewed and approved or ratified by the chair when it is not practicable or desirable to delay review of a transaction until a committee meeting. The

7   --  The Allstate Corporation

chair reports any approved transactions to the committee. Annually, the committee reviews any ongoing, previously approved or ratified related person transactions.

Nominee Independence Determinations

The Board has determined that all nominees other than Mr. Wilson are independent according to applicable law, the NYSE listing standards, and the Board's Director Independence Standards. In accordance with the Director Independence Standards, the Board has determined that the nature of the relationships with the corporation that are set forth in Appendix A do not create a conflict of interest that would impair a director's independence.

Nomination Process for Board Election

The nominating and governance committee has responsibility to assess the need for new Board members to address specific requirements or fill a vacancy, and to recommend candidates to the Board based on the following criteria from our Corporate Governance Guidelines. Allstate Board members should:

•
Demonstrate integrity and independent judgment, including the ability to understand, and exercise sound judgment on, issues related to the corporation's goals.

•
Have held positions of leadership.

•
Have business or professional skills and experience that will contribute to the effectiveness of the Board and its committees, taking into consideration the skills and experience of current directors.

•
Intend to foster long-term value for the corporation's stockholders.

•
Act in the interests of all stockholders rather than any particular stockholder constituency, while understanding and balancing the concerns of other stakeholders, including agency owners, employees, customers, and communities.

•
In the light of their other commitments, including service on other public company boards, be willing and able to devote the time and effort necessary to serve as an effective director, including preparation for Board and committee meetings.

In addition, the Board and the committee look for nominees who reflect a diversity of experience and viewpoints. The Board expects each non-employee director to be free of interests or affiliations that could give rise to a biased approach to directorship responsibilities or a conflict of interest, free of any significant relationship with Allstate that would interfere with the director's exercise of independent judgment, and to act in a manner consistent with fiduciary duties of loyalty and care. All nominees for election must comply with the applicable requirements of the corporation's bylaws, which are posted on allstate.com. Furthermore, Allstate executive officers may not serve on boards of other corporations whose executive officers serve on Allstate's Board.

The table below lists the skills and experiences of our independent directors that are important to achieve Allstate's strategic vision and priorities. A "•" in the chart indicates that director possesses that particular skill or experience. The lack of a "•" does not mean the director does not possess that qualification or skill, but rather that the nominating and governance committee did not consider that skill or experience when evaluating that particular nominee for election.

The Allstate Corporation  --  8

The nominating and governance committee initiates a director search by seeking input from the directors and the chief executive officer. The committee also retains a third-party search firm to identify potential candidates, reviews potential candidates, initiates contact with preferred candidates, and presents them to the Board for approval. Mr. Rowe, a new director who joined the board on February 7, 2012, was identified both by a third-party search firm and several of our directors. The invitation to join the Board may be extended by the Board, the committee chair, or the chairman of the Board. The Board ultimately is responsible for naming nominees for election or appointing nominees for service until election at the next annual meeting.

The nominating and governance committee will consider candidates recommended by a stockholder in the same manner as all other candidates recommended by other sources. A stockholder may make a director candidate recommendation at any time of the year by writing to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A2W, Northbrook, Illinois 60062-6127. A stockholder also may directly nominate someone for election as a director at a stockholders' meeting. Under our bylaws, a stockholder may nominate a candidate at the 2013 annual meeting of stockholders by providing advance notice to Allstate that is received by the Office of the Secretary no earlier than the close of business on January 22, 2013, and no later than February 21, 2013. The notice must be sent to the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A2W, Northbrook, Illinois 60062-6127 and must meet the requirements set forth in the corporation's bylaws. A copy of the bylaws is available from the Office of the Secretary upon request or can be accessed on the Corporate Governance portion of allstate.com.

9   --  The Allstate Corporation

Proposal 1 — Election of Directors	PROXY STATEMENT

Management Proposals
Proposal 1 Election of Directors

The Board recommends 12 nominees for election to the Allstate Board for one-year terms beginning May 2012. This is a talented slate of nominees, both individually and as a team. They bring a full complement of business and leadership skills to their oversight responsibilities. Half have been public company CEOs and most nominees serve on other public company boards, enabling best practices from other companies to be adapted to serve Allstate. Their diversity of experience and expertise facilitates thoughtful decision-making on Allstate's Board.

Since the 2011 annual meeting the Board has undertaken the following changes to Allstate's governance and executive compensation practices:

•
Placed a management proposal on the ballot to implement the right to act by written consent. See Proposal 3 — Act by Written Consent.

•
Placed a management proposal on the ballot to lower the ownership threshold for the right to call a special meeting of stockholders from 20% to 10% of our outstanding shares. See Proposal 4 — Call a Special Meeting.

•
Elected a single lead director, H. John Riley, Jr., with a specific set of duties, which are listed in the Board Leadership Structure section.

•
Changed the long-term equity incentive mix for senior executives from 65% stock options and 35% restricted stock units to 50% performance stock awards and 50% stock options.

•
Revised our change-in-control arrangements for senior executives. Our new plan eliminates all tax gross-ups and reduces severance benefits payable upon a qualifying termination following a change-in-control.

•
Modified the vesting of equity awards in the event of a change-in-control so that, beginning with awards granted in 2012, equity awards will be "double-trigger" and will no longer vest immediately upon a change-in-control.

•
Changed our benchmark target for total direct compensation to the 50th percentile of our peers. Previously, the range was between the 50th and 75th percentiles.

•
Broadened disclosure on our compensation practices and rationale.

•
Agreed with management's decision to release an annual report on Allstate's involvement in the public policy arena in response to a stockholder proposal last year that received the support of 33% of votes cast.

Each nominee, other than Mr. Rowe, previously was elected at Allstate's annual meeting of stockholders on May 17, 2011, and has served continuously since then. Mr. Rowe was elected by the Board effective February 7, 2012. The terms of all directors expire at the annual meeting in May 2012. The Board expects all nominees named in this proxy statement to be available for election. If any nominee is not available, then the proxies may vote for a substitute. On the following pages, we list the background and reasons for nominating each individual. Current committee membership is indicated in bold, although some directors changed committee membership during 2011. Unless otherwise indicated, each nominee has served for at least five years in the business position currently or most recently held.

Each director must receive the affirmative vote of the majority of the votes cast. In other words, the number of shares voted "FOR" a director must exceed 50% of the votes cast on that director. Abstentions will not be counted as votes cast and will have no impact on the vote's outcome. Broker non-votes will not be counted as shares entitled to vote on the matter and will have no impact on the vote's outcome.

  The Board recommends that you vote FOR all director nominees listed in this proxy statement.

The Allstate Corporation  --  10

F. Duane Ackerman Age 69 Director since 1999 Independent	Chairman Emeritus of BellSouth Corporation, a communication services company, from December 2006 until his retirement in April 2007. Mr. Ackerman served as Chairman and Chief Executive Officer of BellSouth from mid-2005 through 2006, when it was merged into AT&T. He previously served BellSouth as Chairman, President and CEO from 1998 through mid-2005 and as President and CEO from 1997 to 1998. Mr. Ackerman is a past chairman of the National Council on Competitiveness, as well as a past chair of the National Security Telecommunications Advisory Committee.

Mr. Ackerman brings extensive executive leadership and management experience to his role as a director from having served as CEO of a publicly traded company for nearly a decade. Moreover, his experience in the highly regulated telecommunications industry gives him insight into how the complex insurance and financial services regulatory environment impacts Allstate. His telecommunications background is useful in evaluating management's increased use of technology to connect employees, agencies, and customers. In addition, his experience in managing risk, evaluating financial statements, and supervising the chief financial officer of BellSouth make him a valued member of the audit committee and the executive committee. As chair of the nominating and governance committee, Mr. Ackerman draws on his experience leading BellSouth, as well as his tenure as a director at both Home Depot and United Parcel Service, in evaluating corporate governance issues.

Key Areas of Experience:
• Customer service and innovation	• Technology
• Investment management	• Corporate governance and compliance
• Risk management	• Leadership and management
• Strategy formation • Experience in financial services or regulated industries	• Executive compensation and talent management

Allstate Committee Membership	Public Board Membership

Audit	UPS Corporation	2007 — present

Executive	Home Depot	2007 — present

Nominating and Governance (Chair)

11   --  The Allstate Corporation

Robert D. Beyer Age 52 Director since 2006 Independent	Chairman of Chaparal Investments LLC, a private investment firm and holding company that manages a diverse portfolio of operating and financial assets. From 2005 to 2009, Mr. Beyer served as Chief Executive Officer of The TCW Group, Inc., a global investment management firm. Mr. Beyer previously served as President and Chief Investment Officer from 2000 until 2005 of Trust Company of the West, the principal operating subsidiary of TCW. Mr. Beyer is a former director of Société Générale Asset Management, S.A. and The TCW Group, Inc.

As the former CEO of TCW and the leader of its principal operating subsidiary, Mr. Beyer has extensive executive leadership and management experience with investment portfolios comparable in size to Allstate's. While at TCW, he also conceived and developed the firm's risk management infrastructure, acquiring expertise that the Allstate Board draws on in performing its risk management oversight functions. His experience leading a global investment management firm provides him insight into today's global economy. As a CEO and as a member of the Kroger board, he oversaw compensation programs, an experience which makes him a valued member of the compensation and succession committee. As a member of the audit committee, he draws on his experience as Chair of Kroger's Financial Policy Committee, as well as his prior experience in evaluating financial statements and supervising financial and accounting executives. His abilities and service as a director were recognized by his peers in 2008 when he was named an outstanding director by the Outstanding Director Exchange, a division of the Financial Times.

Key Areas of Experience:
• Investment management • Leadership and management • Corporate governance and compliance • Experience in financial services or regulated industries	• Accounting and finance • Risk management • Executive compensation and talent management • Strategy formation

Allstate Committee Membership	Public Board Membership

Audit	The Kroger Company	1999 — present

Compensation and Succession

The Allstate Corporation  --  12

W. James Farrell Age 69 Director since 1999 Independent	From 1996 until his retirement in 2006, Mr. Farrell served as Chairman of Illinois Tool Works Inc., a manufacturer of highly engineered fasteners, components, assemblies, and systems, with operations in 54 countries. He served Illinois Tool Works as Chief Executive Officer from 1995 to 2005. Earlier, he served in various leadership positions at Illinois Tool Works, including a number of general manager and vice president positions.

Mr. Farrell has considerable leadership and management expertise from more than ten years of experience as Chairman and CEO. His knowledge of global operations and economics gives him keen insight in evaluating the strategies and operating plans of Allstate's business units. His experience leading a large, publicly traded company and his service on the boards of 3M, Abbott, and United Continental give him an in-depth understanding of compensation programs and executive talent, which is critical in his service as chair of the compensation and succession committee and as a member of the executive committee. His experience with corporate governance issues, including his prior service as chair of the nominating and governance committee, makes him a valued member of the nominating and governance committee. Mr. Farrell also serves on the boards of a number of civic organizations, including Northwestern University and United Way of Chicago.

Key Areas of Experience:
• Corporate governance and compliance • Risk management • Leadership and management • Experience in financial services or regulated industries	• Investment management • Strategy formation • Executive compensation and talent management • Customer service and innovation

Allstate Committee Membership	Public Board Membership

Compensation and Succession (Chair)	3M Corporation	2006 — present

Executive	Abbott Laboratories	2006 — present

Nominating and Governance	United Continental Holdings	2001 — present

13   --  The Allstate Corporation

Jack M. Greenberg Age 69 Director since 2002 Independent	Chairman of The Western Union Company, a money transfer service firm, since 2006. Chairman of Innerworkings, Inc., a global provider of print and promotional services, since June 2010. Chairman and Chief Executive Officer of McDonald's Corporation from 1999 until his retirement in 2002. Mr. Greenberg has also previously served as a director at Abbott Laboratories.

Mr. Greenberg brings extensive executive leadership and management experience to the Board. Mr. Greenberg's experience leading McDonald's Corporation, with its large franchise organization, and serving as Chairman and a board member of Western Union, with its worldwide independent network, provides valuable perspective in understanding today's global economy and its effect on Allstate and its customers, agencies, and operations across the U.S. and Canada. Mr. Greenberg's in-depth understanding of consumer-focused businesses is particularly relevant to Allstate. His experience in managing compensation programs and talent makes him a valued member of the compensation and succession committee. As a member of the audit committee, he draws on his extensive experience in evaluating financial statements and supervising financial and accounting executives as the Chief Financial Officer at McDonald's Corporation and his expertise as an attorney, a certified public accountant, and a member of the American Institute of Certified Public Accountants.

Key Areas of Experience:
• Corporate governance and compliance • Customer service and innovation • Risk management • Experience in financial services or regulated industries	• Accounting and finance • Strategy formation • Executive compensation and talent management • Leadership and management

Allstate Committee Membership	Public Board Membership

Audit	Hasbro, Inc.	2003 — present

Compensation and Succession	Innerworkings, Inc.	2007 — present

	Manpower, Inc.	2003 — present

	The Western Union Company	2006 — present

The Allstate Corporation  --  14

Ronald T. LeMay Age 66 Director since 1999 Independent	Mr. LeMay is President and Managing Director of Openair Equity Partners, LLC, a venture capital firm he formed in 2008 to make early-stage investments in wireless communications companies. Mr. LeMay also has been Chairman of October Capital since 2000, and Chairman of Razorback Capital since 2006. Both companies are private investment companies. He serves in various board and executive capacities in the portfolio companies of October Capital and Razorback Capital. Mr. LeMay has been Chief Executive Officer of MachineryLink, Inc. since March 2011. Mr. LeMay has been Chairman of Aircell Corporation since 2006, and served as its Chief Executive Officer from 2009 to 2010. Executive Chairman of E-Recycling Corporation since 2010. Mr. LeMay previously served as industrial partner of Ripplewood Holdings, LLC, a private equity fund, from 2003 to 2009, and as Executive Chairman and Chief Executive Officer of Last Mile Connections, Inc. from September 2005 and October 2006, respectively, until August 2009.

Mr. LeMay has broad operational and leadership experience as chairman of October Capital for more than ten years. His experience as a private equity executive provides insight into investment management strategies. His counsel is helpful in developing operational plans and related change management initiatives. Mr. LeMay's experience in the telecommunications field provides him with insight on highly regulated industries such as insurance and financial services, as well as the use of new technologies to drive innovation. His financial oversight and executive compensation experience make him an effective member of both the audit committee and the compensation and succession committee.

Key Areas of Experience:
• Technology • Risk management • Customer service and innovation • Leadership and management • Experience in financial services or regulated industries	• Investment management • Strategy formation • Executive compensation and talent management • Corporate governance and compliance

Allstate Committee Membership	Public Board Membership

Audit	Imation Corporation	1996 — present

Compensation and Succession

15   --  The Allstate Corporation

Andrea Redmond Age 56 Director since 2010 Independent	Independent consultant with more than 20 years of experience providing executive recruiting, succession planning, and talent management services. Previously, Ms. Redmond was managing director and co-head of the CEO/board services practice at Russell Reynolds Associates Inc., a global executive search firm, and led the firm's insurance practice for more than ten years. Ms. Redmond's civic involvement includes service as a director of Children's Memorial Hospital, Northwestern Memorial Hospital, and LivingWell Cancer Resource Center.

Ms. Redmond has extensive experience with succession planning and talent management from conducting numerous assignments to recruit and place chief executive officers in a number of high profile companies across industries, including financial services, technology, transportation, consumer products, and health care. She also has recruited directors for public and private corporate boards. Ms. Redmond's exposure to business issues across a wide range of industries provides a broad perspective on Allstate's strategic and operational priorities. Her experience helping companies identify and recruit leaders capable of building high performance organizations also is useful to the Board in evaluating Allstate's leadership, as well as recruiting new executives and directors, and has been valuable in her service on both the compensation and succession committee and nominating and governance committee.

Key Areas of Experience:
• Strategy formation • Customer service and innovation • Leadership and management • Experience in financial services or regulated industries	• Corporate governance and compliance • Executive compensation and talent management

Allstate Committee Membership	Public Board Membership

Compensation and Succession	None

Nominating and Governance

The Allstate Corporation  --  16

H. John Riley, Jr. Age 71 Director since 1998 Independent	Chairman of Cooper Industries, Ltd., a diversified manufacturer of electrical products, tools, and hardware, from 1996 until his retirement in 2006. Mr. Riley previously served Cooper Industries as Chairman and Chief Executive Officer from 1996 to 2005 and as Chairman, President and CEO from 1996 to 2004.

Mr. Riley has extensive executive leadership and management experience from nearly a decade of leading Cooper Industries, Ltd., a large publicly traded company. This experience, which is enhanced by his service on the board of Baker Hughes Incorporated as its lead director and as chair of its compensation committee, serves him well as our independent lead director and as a member of the nominating and governance committee and executive committee. Mr. Riley's background as former head of a worldwide manufacturer is valuable in evaluating how Allstate's operations and technology connect employees, agencies, and customers. Mr. Riley's service on the Allstate board since 1998, as well as his former leadership of our compensation and succession committee, provides him with keen insight into Allstate strategies and succession plans and makes him well qualified to serve as our independent lead director.

Key Areas of Experience:
• Technology • Leadership and management • Strategy formation • Experience in financial services or regulated industries	• Executive compensation and talent management • Corporate governance and compliance • Customer service and innovation

Allstate Committee Membership	Public Board Membership

Compensation and Succession	Baker Hughes, Inc.	1997 — present

Executive	Westlake Chemical Corporation	2007 — present

Nominating and Governance

17   --  The Allstate Corporation

John W. Rowe Age 66 Director since 2012 Independent	Chairman and Chief Executive Officer of Exelon Corporation, one of the country's largest electric utilities, since its formation in 2000 through the merger of PECO Energy and the parent of Commonwealth Edison. Mr. Rowe has held chief executive officer positions at the New England Electric System and Central Maine Power Company, has served as general counsel of Consolidated Rail Corporation, and was a partner in the law firm Isham, Lincoln & Beale. Mr. Rowe has also previously served as a director at Sunoco, Inc.

As a senior executive in the utility industry, Mr. Rowe has extensive experience leading in a highly regulated industry, and he understands the challenges confronting Allstate in the complex insurance regulatory system. Through his service as the lead director on the board of Northern Trust Corporation, he has developed insight into the financial services industry in which Allstate operates. His expertise in strategy formation and execution will be useful to the Board in overseeing Allstate's current strategy to deliver stockholder value.

Key Areas of Experience:
• Corporate governance and compliance • Executive compensation and talent management • Customer service and innovation • Experience in financial services or regulated industries	• Leadership and management • Risk management • Strategy formation

Allstate Committee Membership(1)	Public Board Membership

	Exelon Corporation	2000 — present

	Northern Trust Corporation	2002 — present

	SunCoke Energy, Inc.	2012 — present

(1) Mr. Rowe was elected to the board on February 7, 2012, and has not been appointed to any committee as of the date of this filing.

The Allstate Corporation  --  18

Joshua I. Smith Age 71 Director since 1997 Independent	Chairman and Managing Partner since 1999 of The Coaching Group, a management consulting firm. Previously, he was founder, Chairman and Chief Executive Officer of The MAXIMA Corporation, a consultancy that achieved a national reputation as one of the top African-American-owned and fastest-growing firms in the United States. Appointed by President George H.W. Bush, he has served as Chairman of the U.S. Commission on Minority Business Development, as a member of the Executive Committee of the 1990 Economic Summit of Industrialized Nations, and as a director of the John F. Kennedy Center for the Performing Arts. He was a Member of the Board of the Maryland Small Business Development Finance Authority and Chairman of a special Task Force on Minority Business Reform for the Governor of the State of Maryland. He was also Chairman of the National Urban Coalition and a member of the National Fundraising Campaign Committee of the NAACP.

With more than a decade of experience leading The Coaching Group, Mr. Smith has extensive executive leadership and management experience. In addition, he has considerable expertise with entrepreneurial enterprises, specifically with small, minority and women-owned businesses, which provides him with insights on managing Allstate's relationships with its agencies. As a member of the nominating and governance committee, Mr. Smith draws on his experience in evaluating corporate governance issues as a director of three large publicly traded companies. His experience as a coach, advisor, and consultant to chief executive officers gives him insights into effective executive leadership that make him a valued member of the compensation and succession committee.

Key Areas of Experience:
• Customer service and innovation • Corporate governance and compliance • Experience in financial services or regulated industries	• Executive compensation and talent management • Leadership and management • Strategy formation

Allstate Committee Membership	Public Board Membership

Compensation and Succession	Caterpillar, Inc.	1993 — present

Nominating and Governance	Comprehensive Care Corporation	2009 — present

	Federal Express Corporation	1989 — present

19   --  The Allstate Corporation

Judith A. Sprieser Age 58 Director since 1999 Independent	Chief Executive Officer of Transora, Inc., a technology software and services company from 2000 to 2005. Previously, Ms. Sprieser served in a number of key leadership roles for the Sara Lee Corporation from 1987 to 2000, including Executive Vice President, Chief Executive Officer of Sara Lee's Food Group, and prior to that as Chief Financial Officer. Ms. Sprieser has also previously served as a director of Adecco SA and USG Corporation.

Ms. Sprieser's leadership of Transora, Inc., a start-up technology software development and services company, provides her with important insights in evaluating Allstate's business operations and initiatives to drive change and innovation in the insurance and financial services markets. Her considerable experience in evaluating financial statements and supervising financial and accounting executives, which includes several years of service as chief financial officer of the Sara Lee Corporation, makes her particularly well-suited to serve as chair of the audit committee and as a member of the executive committee. As a member of the nominating and governance committee, she draws on her extensive experience in evaluating corporate governance issues on the boards of other publicly traded companies. Moreover, her service on the boards of international companies gives her insight into the global economy and its effect on Allstate's business operations across the U.S. and Canada.

Key Areas of Experience:
• Corporate governance and compliance • Leadership and management • Strategy formation • Executive compensation and talent management	• Accounting and finance • Risk management • Experience in financial services or regulated industries

Allstate Committee Membership	Public Board Membership

Audit (Chair)	Experian plc	2010 — present

Executive	InterContinental Exchange Inc.	2004 — present

Nominating and Governance	Reckitt Benckiser Group plc	2003 — present

	Royal Ahold NV	2006 — present

The Allstate Corporation  --  20

Mary Alice Taylor Age 62 Director since 2000 Independent	Mrs. Taylor is an active independent business executive with extensive experience in senior executive positions with Fortune 100 companies. Before her retirement in 2000, she served as Chairman and Chief Executive Officer of Webvan Group, Inc. and as Chairman and Chief Executive Officer of HomeGrocer.com. Earlier, she was Corporate Executive Vice President of Citicorp and Senior Vice President at FedEx Corporation. Mrs. Taylor has served on several major public company boards. Currently, she sits on the board of Blue Nile, Inc., where she has been lead independent director since 2004, chairperson of its nominating and governance committee, and a member of its audit committee.

Allstate benefits from Mrs. Taylor's experience in top-level executive positions, including roles in technology, finance, operations, and distribution logistics at large publicly traded companies such as Citigroup and FedEx Corporation. Furthermore, Mrs. Taylor's supervisory experience in financial management roles makes her an effective member of the audit committee. As a member of the nominating and governance committee, Ms. Taylor draws on her experience in evaluating corporate governance issues from her years working as an executive and serving on the boards of large publicly traded companies.

Key Areas of Experience:
• Technology • Strategy formation • Leadership and management • Experience in financial services or regulated industries	• Executive compensation and talent management • Risk management • Corporate governance and compliance

Allstate Committee Membership	Public Board Membership

Audit	Blue Nile, Inc.	1999 — present

Nominating and Governance

21   --  The Allstate Corporation

Thomas J. Wilson Age 54 Director since 2006 Not Independent — Management	Chairman since May 2008 and President and Chief Executive Officer of Allstate since January 2007. Mr. Wilson previously served as President and Chief Operating Officer (2005 to 2007), President of Allstate Protection (2002 to 2006), and as Chairman and President of Allstate Financial (1999 to 2002). He joined Allstate in 1995 from Sears, Roebuck and Co., where he was Vice President of strategy and analysis.

Mr. Wilson's 17-year career with Allstate, culminating in his appointment as Chairman, President and Chief Executive Officer, is one in which he has been entrusted with a number of key leadership roles throughout the enterprise. Through these roles, he has developed a thorough and in-depth understanding of Allstate's business, including its employees, agencies, products, investments, customers, and investors. Operating profits grew rapidly during his leadership of Allstate Financial from 1999 to 2002. Allstate Protection grew auto market share and substantially increased underwriting income under Mr. Wilson's leadership from 2002 through 2006. In 2007, as president and chief executive officer, he led the creation and implementation of a risk and return optimization program which helped Allstate weather the financial market crisis which began in 2008. He also assembled and leads the senior leadership team.

Mr. Wilson also actively represents Allstate in the industry and community. He holds leadership positions in leading business organizations, including The Financial Services Roundtable (Chairman), the U.S. Chamber of Commerce (Executive Committee), and the Property-Casualty CEO Roundtable (Chairman). His civic involvement includes The Commercial Club of Chicago (Executive Committee), and board memberships at Rush University Medical Center, the Museum of Science and Industry, and Catalyst (a nonprofit organization working to advance women in business).

Key Areas of Experience:
• Leadership and management • Strategy formation • Marketing, innovation, and customer service • Experience in financial services or regulated industries	• Executive compensation and talent management • Risk management • Accounting and finance • Investment management

Allstate Committee Membership	Public Board Membership

Executive (Chair)	None

The Allstate Corporation  --  22

Proposal 2 — Approve Compensation	PROXY STATEMENT

Proposal 2 Advisory Vote to Approve the Executive Compensation of the Named Executive Officers

Last year, you voted on how frequently we should have an advisory vote on executive compensation, typically known as a "say-on-pay" vote. In accordance with those voting results, we will conduct a say-on-pay vote every year at the annual meeting. A say-on-pay vote is required by section 14A of the Securities Exchange Act. Although the say-on-pay vote is non-binding, the Board and the compensation and succession committee will consider the voting results as part of its annual evaluation of our executive compensation program.

You may vote to approve or not approve the following advisory resolution on the executive compensation of the named executive officers.

RESOLVED, on an advisory basis, the stockholders of The Allstate Corporation approve the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and accompanying tables and narrative on pages 23-53 of the Notice of 2012 Annual Meeting and Proxy Statement.

To be approved, a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the proposal must be voted "FOR." Abstentions will be counted as shares present at the meeting and will have the effect of a vote against the proposal. Broker non-votes will not be counted as shares entitled to vote on the matter and will have no impact on the vote's outcome.

  The Board of Directors recommends that you vote FOR the resolution to approve the compensation of the named executive officers. Please read the following Executive Compensation section for information necessary to inform your vote on this proposal.

Executive Compensation

Compensation Discussion and Analysis

Named Executives

Our Compensation Discussion and Analysis describes Allstate's executive compensation program, including total 2011 compensation for our named executives, who are listed below with titles as of December 31, 2011:

•
Thomas J. Wilson — Chairman, President and Chief Executive Officer (CEO)

•
Don Civgin — Executive Vice President and Chief Financial Officer (CFO)

•
Judith P. Greffin — Executive Vice President and Chief Investment Officer of Allstate Insurance Company

•
Suren Gupta — Executive Vice President — Technology & Operations of Allstate Insurance Company

•
Matthew E. Winter — Senior Executive Vice President, Insurance Operations, and President and Chief Executive Officer, Allstate Financial

•
Joseph P. Lacher, Jr. — Former President, Allstate Protection

23   --  The Allstate Corporation

Executive Compensation	PROXY STATEMENT

2011 Say on Pay Vote Results

Stockholders approved the "say-on-pay" resolution last year with 57% of the votes cast in favor. Over the last year Tom Wilson, our chairman, met face-to-face with stockholders representing 30% of our outstanding stock, as well as with several proxy advisory firms, to gather additional feedback on executive compensation. We met with our stockholders throughout the year to obtain additional insight on compensation changes under consideration based on stockholder comments and current market practices. Those of our stockholders who felt changes to our compensation program were warranted supported the program changes we presented. We summarize the results of these discussions in the table below, noting differing feedback where our stockholders were not in consensus. The compensation and succession committee (Committee) considered the results of the stockholder vote, investor input, and current market practices when designing the compensation program for 2012.

Aspect of Compensation Program	Feedback	Compensation Program Changes for 2012

Benchmarking Target	Benchmarking target should not be above the 50th percentile of peer group.	We now use the 50th percentile as our benchmark for target compensation, replacing the former range of 50th to 75th percentiles.

Base Salary	No specific concerns noted.

Annual Incentive Awards	Proxy statement should disclose the threshold and maximum goals for the annual incentive program.	Page 30 lists threshold, target, and maximum for the three performance measures for the annual incentive program.

Long-term Equity Incentives	Some stockholders believe that long-term equity incentives should be expanded beyond the impact of stock price changes on stock option valuations.

Other stockholders said that the use of stock options was performance based compensation given the direct tie to stock price improvement.

Performance stock awards tied to achievement of performance measures were awarded instead of time-based restricted stock units beginning in 2012. The mix of long-term incentives changed from 35% restricted stock units and 65% stock options to 50% performance stock awards and 50% stock options.

Change-in-Control Agreements	Some stockholders said that excise tax gross-ups should be eliminated in all instances, not just in new arrangements.

Other stockholders said reducing benefits and eliminating excise tax gross-ups could disincentivize executives from pursuing a potentially valuable change-in-control.

A new change-in-control plan that eliminated excise tax gross-ups and reduced severance benefits payable upon a qualifying termination following a change-in-control was implemented in 2011. In addition, beginning in 2012, equity awards have a "double-trigger;" that is they will not accelerate in the event of a change-in-control unless also accompanied by a qualifying termination of employment. See page 34 for more information.

Stock Ownership Guidelines		We adjusted stock ownership guidelines to accommodate the shift to performance stock awards beginning in 2012. We also implemented an additional requirement that 75% of net after-tax shares be retained until an executive meets the stock ownership guideline. See page 34 for more information.

The Allstate Corporation  --  24

The impact of some of these changes will not be reflected until 2012 executive compensation is reported in our 2013 proxy statement because many of the decisions summarized above were made after the 2011 advisory vote on executive compensation was conducted and after the 2011 executive compensation program had been developed and implemented.

Elements of 2011 Executive Compensation Program

As described above, we have made changes to our executive compensation program for 2012. The following table lists the elements of target direct compensation for our 2011 executive compensation program. The design balances fixed and variable compensation elements and provides alignment with both short and long-term business goals through annual and long-term incentives. Our incentives are designed to drive overall corporate performance, specific business unit strategies, and individual performance using operational measures that we correlate to stockholder value and align with our strategic vision and operating priorities.

	Element	Key Characteristics	Why We Pay This Element	How We Determine Amount	2011 Decisions

Fixed	Base salary	Fixed compensation component payable in cash. Reviewed annually and adjusted when appropriate.	Provide a base level of competitive cash compensation for executive talent.	Experience, job scope, market practice, individual performance.	Four of our six named executives received a salary increase in 2011 — see page 31.

	Annual incentive awards	Variable compensation component payable in cash based on performance against annually established goals and assessment of individual performance.	Motivate and reward executives for performance on key strategic, operational, and financial measures over the year.	Company performance on three measures: • Adjusted underlying operating income • Book value per share • Growth in policies in multi-category households Individual contribution to performance.	Strong adjusted underlying operating income and an improvement in book value per share resulted in funding at 102.4% of target. Threshold performance was not achieved for multi-category households as management actions to improve returns in the homeowners business negatively impacted this measure. See page 30.

Variable	Restricted Stock Units	RSUs vest over four years; 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates.	Coupled with stock options, align the interests of executives with long-term shareholder value and retain executive talent.	Job scope, market practice, individual performance.	Eliminated usage of time vested RSUs in favor of performance stock awards beginning with 2012 awards.

	Stock Options	Nonqualified stock options that expire in ten years and become exercisable over four years; 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates.	Coupled with RSUs, align the interests of executives with long-term shareholder value and retain executive talent.	Job scope, market practice, individual performance.	Beginning with the 2012 awards, stock options will make up 50% of the equity awards rather than the 65% for 2011, reflecting a move to balance the overall long-term equity incentives between stock options and performance stock awards. Vesting of stock options in a change-in-control was modified to "double-trigger" vesting.

25   --  The Allstate Corporation

 Pay for Performance

Our compensation program is designed to deliver compensation in accordance with corporate, business unit, and individual performance. A significant percentage of each named executive's target total direct compensation is "pay at risk" through long-term equity awards and annual incentive awards that are linked to actual performance. The mix of compensation for 2011 for our CEO and the average of our other named executives, excluding Mr. Lacher, is shown in the charts below.

Mr. Wilson	Average of Other Named Executives

The table below summarizes the compensation that Mr. Wilson received in 2011. The table does not show the grant date fair value of equity awards granted in 2011, which is shown in the Summary Compensation Table, but instead shows the value of any stock options that were exercised and restricted stock units that vested in 2011. This table is intended to supplement the information in the Summary Compensation Table.

Supplemental Table of CEO Compensation Realized in 2011

Compensation Element	Target Compensation	Total Realized	Performance Results that Produced the Compensation

Base salary	$1,100,000	$1,100,000	The Committee did not increase Mr. Wilson's base salary in 2011.

Annual Incentive Award	$2,200,000	$2,252,800	Strong adjusted underlying operating income and an improvement in book value per share resulted in funding at 102.4% of target. Threshold performance was not achieved for the growth in policies in multi-category households measure as management actions to improve returns in the homeowners business negatively impacted the measure.

Total Cash	$3,300,000	$3,352,800

Stock Options	$0	$0	Mr. Wilson did not exercise any stock options in 2011.

Restricted Stock Units	$1,393,242	$825,335	Vesting of 22,385 restricted stock units granted in 2007. The amount in the target column is the grant date fair value of that award while the total realized represents the actual amount delivered on the vesting date, including dividends that were paid in years 2007 through 2010.

Total	$4,693,242	$4,178,135

The chart below demonstrates the differences between the targeted and realized compensation amounts for the CEO for 2009, 2010, and 2011. The chart below includes the same compensation elements as the table above and also includes,

The Allstate Corporation  --  26

for 2009 and 2010, target and realized values for the long-term cash incentive plan that has since been discontinued. The chart below utilizes the same approach as the table above for valuing equity awards. For restricted stock units, the chart includes the value realized upon the vesting of restricted stock units, including any dividends paid, in the realized amount and the corresponding grant date fair value of the same award in the target amount. The chart below does not contain any compensation realized upon the exercise of stock options since Mr. Wilson did not exercise any stock options during this time.

Target Compensation vs. Realized
Compensation for the CEO

Compensation Practices

The Committee monitors performance toward goals throughout the year and reviews executive compensation program design and executive pay levels annually. As part of that evaluation, independent compensation consultant Towers Watson provided executive compensation data, information on current market practices, and alternatives to consider when determining compensation for our named executives. The Committee benchmarked our executive compensation program design, executive pay, and performance against a group of peer insurance companies that are publicly traded and comparable to Allstate in product offerings, market segment, annual revenues, assets, and market value. The Committee believes Allstate competes against these companies for executive talent and stockholder investment. Towers Watson recommended no modifications to our peer group for 2011.

Peer Insurance Companies

ACE Ltd.
AFLAC Inc.
The Chubb Corporation
The Hartford Financial Services Group, Inc.
Lincoln National Corporation
Manulife Financial Corporation
MetLife Inc.
The Progressive Corporation
Prudential Financial, Inc.
The Travelers Companies, Inc.

In its executive pay discussions, the Committee also considered compensation information from S&P 100 companies with $15 billion to $60 billion in fiscal 2010 revenue. We compete with these publicly traded companies for executive talent. If compensation data was unavailable for certain executive positions, the Committee considered compensation surveys that provided information on companies of broadly similar size and business mix as Allstate, as well as companies with a broader market context.

27   --  The Allstate Corporation

The Committee uses the 50th percentile of our peer group as a guideline in setting the target total direct compensation of our named executives. Within the guideline, the Committee balances the various elements of compensation based on individual performance, job scope and responsibilities, experience, and market practices.

Mr. Wilson's compensation is evaluated by the independent compensation consultant in comparison to our peer group. In 2011, this analysis indicated that Mr. Wilson's target direct compensation was substantially below our benchmark guideline of the 50th percentile of our peer group.

  Salary

Executive salaries are set by the Board based on the Committee's recommendations. In recommending executive base salary levels, the Committee uses the 50th percentile of our peer insurance companies as a guideline, which allows Allstate to compete effectively for executive talent. Annual merit increases for the named executives other than the CEO are based on evaluations of their performance by the CEO, Committee, and Board, using the average enterprise-wide merit increase as a guideline. An annual merit increase for the CEO is based on an evaluation of his performance and market conditions by the Committee and the Board.

  Annual Cash Incentive Awards

In 2011 executives could earn an annual cash incentive award based on Allstate's achievement of performance measures during the year and assessments of individual performance.

In order to qualify annual incentive awards paid to our named executives as deductible performance-based compensation under section 162(m) of the Internal Revenue Code, the aggregate annual incentive awards earned by the named executives, except for the CFO, cannot exceed a pool equal to 1.0% of Adjusted Underlying Operating Income (defined on page 52). As CFO, Mr. Civgin is not covered by section 162(m) of the Internal Revenue Code. Therefore, Mr. Civgin's annual incentive award is not subject to the Adjusted Underlying Operating Income pool. For the other named executives, the maximum award that could be earned was a given percentage of the Adjusted Underlying Operating Income pool (but in no event greater than the $8.5 million maximum set forth in the Annual Executive Incentive Plan). The CEO can earn up to 45% of the pool, while the next two highest-paid named executives can earn up to 20% each, and the third highest-paid can earn up to 15% of the pool. These limits established the maximum annual cash incentive awards that could be paid while preserving deductibility under section 162(m). The Committee retained complete discretion to pay less than these maximum amounts, with actual awards based on the named executive's target annual incentive award opportunity and the achievement of performance measures and assessments of individual performance as described below.

  Long-term Equity Incentive Awards

We grant equity awards to executives based on scope of responsibility, consistent with our philosophy that a significant amount of executive compensation should be in the form of equity and that a greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for Allstate's performance. Additionally, from time to time, equity awards are also granted to attract new executives. The Committee annually reviews the mix of equity incentives provided to the named executives. Since 2009, the mix has consisted of 65% stock options and 35% restricted stock units, because we believe stock options are a form of performance-based incentive compensation, requiring growth in the stock price to deliver any value to an executive. The restricted stock units provide alignment with stockholder interests along with an effective retention incentive. As noted above, beginning with awards made in 2012, the mix of equity incentives will change to 50% performance stock awards and 50% stock options.

  Timing of Equity Awards and Grant Practices

Typically, the Committee approves grants of equity awards on an annual basis during a meeting in the first quarter, after we announce fourth quarter and full-year results. The timing allows the Committee to align direct compensation elements with our performance and business goals. Throughout the year, the Committee grants equity incentive awards to newly hired or promoted executives, and in recognition of outstanding achievements.

Under authority delegated by the Board and Committee, equity incentive awards to employees other than executive officers also may be granted by an equity award committee, which currently consists of the CEO. The Committee receives a list of equity awards granted by the equity award committee at each regularly scheduled meeting. The equity award committee may grant restricted stock units and stock options to newly hired

The Allstate Corporation  --  28

and promoted executives and in recognition of outstanding achievements. The grant date for awards to newly hired or promoted executives in 2011 was fixed as the first business day of a month following the later of committee action or the date of hire or promotion.

Performance Measures for 2011

Allstate's shared vision is to meet the protection and retirement needs of consumers. Our strategy is to offer competitively differentiated products and services designed to meet the unique needs of each distinct customer segment. In the fourth quarter of 2011, we completed the acquisition of Esurance and Answer Financial, which positions us as the only insurer to serve all customer segments with unique value propositions based on whether they are brand-sensitive or brand-neutral, want an agent's advice, or prefer to do their own research on the Internet.

Our unique strategy

In 2011, we delivered on our strategy to improve overall returns and offer unique products for different customer segments.

Corporate net income for 2011 was $788 million, or $1.51 per diluted share, compared to $928 million in 2010. The decrease was primarily due to higher catastrophe losses at Allstate Protection, partially offset by higher net income from Allstate Financial.

Allstate Protection did make significant progress on its strategy to maintain auto profitability and improve homeowners returns excluding catastrophes. Actions taken to improve homeowners profitability as well as auto profitability in Florida and New York did reduce Allstate brand policies in force, but were necessary to protect stockholder value. Customer relationships were broadened through increased life insurance sales and Good HandsSM Roadside Assistance.

Allstate Financial's 2011 performance reflected ongoing progress on its strategy to improve overall business returns while shifting the focus from spread-based products to underwritten products. Net income for 2011 was $586 million compared to $58 million for 2010.

Allstate Investments continued to apply a proactive approach to risk and return optimization throughout 2011, focusing on income and delivering solid total returns. Total portfolio yields were stable in 2011 despite a lower interest rate environment, reflecting yield enhancement actions, favorable limited partnership distributions and equity dividends.

For 2011 annual incentive awards, the Committee used a single enterprise-wide funding program based on three equally weighted performance measures. These measures are consistent with overall shareholder value creation, growth, and profitability, and encouraged success and collaboration across business units. The three measures also align with Allstate's strategy and operating priorities for 2011 related to improving overall returns, growing our business profitably, and broadening customer relationships. The three measures are shown in the table below.

2011 Annual Cash Incentive Award Performance Measures

Measure	Threshold	Target	Maximum	Actual Results

Book Value per Share	$31.50	$37.40	$40.75	$36.41	91.6%

Adjusted Underlying Operating Income (in millions)	$2,700	$2,925	$3,300	$3,214	215.6%

Growth in Policies in Multi-Category Households	0	50,000	200,000	-36,232	0%

Payout*	50%	100%	250%	102.4% payout

*
Actual performance below threshold results in a 0% payout.

The ranges of performance for Book Value Per Share and Adjusted Underlying Operating Income were developed through statistical modeling and adjusted to reflect strategic priorities. Our models measured the variability of actual results so that the measures required superior performance to achieve maximum levels. The performance

29   --  The Allstate Corporation

ranges were then calibrated against management expectations around business operations, risks and prospects, plans and budgets as well as industry and market trends.

The range of performance for the Growth in Policies in Multi-Category Households reflects our strategic priority to grow the number of our product lines represented in customer households. The threshold for this measure was aggressively set at zero despite the fact that actual results were a negative 200,000 in 2010. The focus on improving returns in the homeowners line made this goal unattainable despite dramatic improvements in geographies not burdened by this conflicting objective.

In calculating the overall funding of the plan, our achievement with respect to each performance measure was expressed as a percentage of the target goal, with interpolation applied between the threshold and target goals and between the target and maximum goals. The overall funding pool was calculated using the aggregate base salaries of all participants in the plan, as adjusted by any merit and promotional increases granted during the year on a prorated basis. The overall funding pool is the sum of the amounts as calculated below and the pool was utilized in a zero sum scheme.

Aggregate salaries**	×	Target award opportunity as a percentage of salary**	×	Actual performance interpolated relative to threshold and target on a range of 50% to 100% and relative to target and maximum on a range of 100% to 250%*	×	Weighting***
*
Actual performance below threshold results in 0%

**
Base salaries, as adjusted by any merit and promotional increases granted during the year on a prorated basis.

***
All three measures were equally weighted, so that collectively their weights added to 100%.

The Committee approved the annual incentive award performance measures and the threshold, target, and maximum ranges in the first quarter of 2011. After the end of the year, the Committee reviewed the extent to which we had achieved the various performance measures, evaluated each named executive's individual performance, and approved the actual amount of all cash incentive awards for our executive officers including the named executives. We paid the cash incentive awards in March 2012.

Compensation Decisions for 2011

Mr. Wilson

As stated in its charter, one of the Committee's most important responsibilities is to recommend the CEO's compensation to the Board. The Committee establishes the goals against which the CEO's performance for the year is evaluated and, in conjunction with the nominating and governance committee, evaluates the CEO's performance toward these goals. When reviewing performance relative to these goals, the Board discusses the Committee's recommendations in executive session, without the CEO present. The Committee fulfills its oversight responsibilities and provides meaningful recommendations to the Board by analyzing competitive compensation data provided by its independent executive compensation consultant and company performance data provided by senior management. The Committee reviews the various elements of the CEO's compensation in the context of his total compensation package, including salary, annual cash incentive awards, and long-term incentive awards, as well as the value of Allstate stock holdings, and then presents its recommendations to the Board within this total compensation framework.

Mr. Wilson's total compensation and the amount of each compensation element are driven by the design of our compensation plans, his years of experience, the scope of his duties, including his responsibilities for Allstate's overall strategic direction, performance, and operations, and the Committee's analysis of peer company CEO compensation and overall industry CEO compensation practices. Because of Mr. Wilson's leadership responsibilities, experience, and ultimate accountability for company performance, the Committee set a higher level of target total direct compensation than for other executive officers.

•
Salary.  In 2011, the Committee did not adjust Mr. Wilson's annual base salary of $1,100,000, which was effective in March 2010.

•
Incentive Targets.  Since Mr. Wilson's total target direct compensation was substantially below the guideline of the 50th percentile of our peer group, the Committee approved an increase to his annual incentive award opportunity for 2011 from 150% to 200% of base salary. The Committee did not adjust the target equity

The Allstate Corporation  --  30

  incentive award opportunity for Mr. Wilson in 2011 which remained at 600% of base salary.

•
Annual Incentive Award.

•
Under Mr. Wilson's leadership, in 2011 Allstate delivered on its strategy to improve overall returns and offer unique products for different customer segments. We completed the acquisition of Esurance and Answer Financial, which positions us as the only insurer to serve customers in each distinct consumer segment.

•
Allstate Financial performance reflected ongoing progress on its strategy to improve overall business returns while shifting the mix of business from spread based products to underwritten products.

•
Allstate Investments continued to apply a proactive approach to risk and return optimization throughout 2011, focusing on income and delivering solid returns.

•
The Committee approved an annual cash incentive award of $2,252,800 for Mr. Wilson based on its assessment of his performance in improving overall returns.

•
Equity Incentive Awards.  Based on the Committee's evaluation of Mr. Wilson's performance during 2010, the Committee granted him equity awards with a grant date fair value of $6,600,006 reflecting his target equity incentive award opportunity.

•
Target Total Direct Compensation.  The Committee continues to review Mr. Wilson's target total direct compensation against the benchmark guideline of the 50th percentile of our peers. Mr. Wilson's salary, annual cash incentive target of 200% of salary and long-term equity incentive target of 600% of salary places his target total direct compensation substantially below the 50th percentile of our peer group.

Other Named Executives

After year-end, Mr. Wilson evaluated the performance and contributions of each member of his senior leadership team, including each other named executive. Based on his review, Mr. Wilson recommended specific adjustments to salary and incentive targets as well as actual incentive awards. The recommendations were considered and approved by the Committee.

Mr. Civgin.

•
Salary.  The Committee approved an increase from $565,000, to $635,000, effective February 27, 2011, based on a combination of Mr. Civgin's individual performance in 2010 and salary market positioning relative to peers.

•
Incentive Targets.  To better align the mix of variable compensation elements with market for 2011, the Committee approved an increase in the target annual incentive award opportunity for Mr. Civgin from 100% to 110% of salary offset by a decrease in his target equity incentive award opportunity from 310% to 300% of salary.

•
Annual Incentive Award.  Mr. Civgin demonstrated strong leadership in the acquisition of Esurance and Answer Financial in 2011. Under Mr. Civgin's leadership Allstate continued to demonstrate excellent capital management results and continued to develop stronger relationships with its stockholders. The Committee approved an annual cash award of $750,000 for Mr. Civgin based on its assessment of his performance in improving overall returns and positioning Allstate to offer unique products for different customer segments.

•
Equity Incentive Award.  Based on the Committee's evaluation of Mr. Civgin's performance during 2010, the Committee granted him equity awards with a grant date fair value of $1,700,000 reflecting his target equity incentive award opportunity.

Ms. Greffin.

•
Salary.  The Committee approved an increase from $510,000 to $590,000 effective February 27, 2011, based on a combination of Ms. Greffin's individual performance in 2010 and salary market positioning.

•
Incentive Targets.  No changes were made to Ms. Greffin's incentive targets. Ms. Greffin's annual incentive opportunity was 110% of salary and the target equity incentive opportunity was 300% of salary.

•
Annual Incentive Award.  Under Ms. Greffin's leadership, Allstate Investments continued to apply a proactive approach to risk and return optimization, focusing on income and delivering solid total returns. In addition, in 2011, Allstate Investments was successful in outsourcing a significant portion of its investment technology platform to improve our execution capabilities. The Committee approved an annual cash award of $750,000 for Ms. Greffin based on its assessment of her performance in generating investment income and total returns and leading the investment platform initiative.

31   --  The Allstate Corporation

•
Equity Incentive Award.  Based on the Committee's evaluation of Ms. Greffin's performance during 2010, the Committee granted her equity awards with a grant date fair value of $1,530,000 aligned with her target equity incentive award opportunity.

Mr. Gupta.

•
Target Compensation.  The Committee set Mr. Gupta's salary and incentive targets when he joined Allstate in April 2011. Target compensation was set to reflect the external market for attracting superior talent. The Committee approved a salary of $525,000 for Mr. Gupta as well as target annual and equity incentive award opportunities of 85% and 255% of salary, respectively.

•
Annual Incentive Award.  For 2011, Mr. Gupta was eligible for an annual incentive award based on a full annual salary, rather than a salary pro rated for his April start date, to make-up for the cash incentive opportunity he forfeited when he left his prior employer. In a relatively short period of time, Mr. Gupta has improved the capabilities and organizational alignment of the technology and operating functions which serve Allstate. In addition, a strategy to enhance and accelerate the corporation's use of technology was developed in 2011. The committee approved an annual cash award of $500,000 for Mr. Gupta based on its assessment of his performance in improving capabilities and planning to enhance the use of technology.

•
Equity Incentive Award.  The Committee granted him equity awards with a grant date fair value of $1,000,000 aligned with his target equity incentive award opportunity on a pro rated basis to reflect a partial year of employment.

•
Sign-On Awards.  The Committee approved $750,000 in cash, $350,000 payable within 30 days of start date and the remainder payable on January 31, 2012, with a 24-month clawback for voluntary termination, and $650,000 in equity granted in April 2011, 50% in restricted stock units and 50% in stock options to replace unvested equity awards he forfeited with his previous employer.

Mr. Winter.    In September 2011, Allstate reorganized to improve integration, accelerate speed to market, and enhance our ability to anticipate local market opportunities. As a result, Mr. Winter's responsibilities were expanded to include some Allstate Protection operational functions, such as claims and product operations, in addition to the oversight of Allstate Financial.

•
Salary.  The Committee approved an increase from $600,000 to $650,000 effective February 27, 2011, based on a combination of Mr. Winter's individual performance in 2010 and salary market positioning relative to peers. The Committee approved a promotional increase from $650,000 to $700,000 effective October 6, 2011, to reflect his expanded job scope and responsibilities.

•
Incentive Targets.  No changes were made to Mr. Winter's incentive targets during 2011. Mr. Winter's annual incentive target opportunity was 125% of salary and the target equity incentive opportunity was 350% of salary.

•
Annual Incentive Award.  In 2011, under Mr. Winter's leadership, Allstate Financial's results reflected ongoing progress on improving overall business returns while shifting focus from spread-based products to underwritten products. Allstate Protection made significant progress on its strategy to maintain auto profitability and improve homeowners returns. Allstate Financial operating income rose 11.1% to $529 million in 2011 from $476 million in 2010. The Committee approved an annual cash award of $1,000,000 for Mr. Winter based on its assessment of his performance in improving overall business returns for Allstate Financial, his initial work at Allstate Protection, and success in broadening customer relationships through Allstate agencies.

•
Equity Incentive Award.  Based on the Committee's evaluation of Mr. Winter's performance during 2010, the Committee granted him equity awards with a grant date fair value of $2,200,000. This reflects his strong performance in 2010 with an additional $100,000 in equity above his target equity incentive award opportunity.

Mr. Lacher.    Mr. Lacher's employment with the corporation terminated effective July 17, 2011. Under the terms of his separation agreement, Mr. Lacher received two lump sum payments of $365,000 each, one payable in 2012, and he was not eligible to receive a 2011 annual incentive award. All previously granted equity incentive awards outstanding were forfeited.

The Allstate Corporation  --  32

Other Elements of Compensation

To remain competitive with other employers and to attract, retain, and motivate highly talented executives and other employees, we provide the benefits listed in the following table.

Benefit or Perquisite	Named Executives	Other Officers and Certain Managers	All Full-time and Regular Part-time Employees

401(k)(1) and defined benefit pension	•	•	•

Supplemental retirement benefit	•	•

Health and welfare benefits(2)	•	•	•

Supplemental long term disability and executive physical program	•	•(3)

Deferred compensation	•	•

Tax preparation and financial planning services	•	•(4)

Mobile phones, ground transportation, and personal use of aircraft(5)	•	•

(1)
Allstate contributed $.40 for every dollar of basic pre-tax deposits made in 2011 (up to 5% of eligible pay).

(2)
Including medical, dental, vision, life, accidental death and dismemberment, long term disability, and group legal insurance.

(3)
An executive physical program is available to all officers.

(4)
All officers are eligible for tax preparation services. Financial planning services were provided only to the senior leadership team.

(5)
Ground transportation is available to members of the senior leadership team only. In limited circumstances approved by the CEO, members of our senior leadership team are permitted to use our corporate aircraft for personal purposes. Mobile phones are available to members of the senior leadership team, other officers, certain managers, and certain employees depending on their job responsibilities.

  Retirement Benefits

Each named executive participates in two different defined benefit pension plans. The Allstate Retirement Plan (ARP) is a tax qualified defined benefit pension plan available to all of our regular full-time and regular part-time employees who meet certain age and service requirements. The ARP provides an assured retirement income based on an employee's level of compensation and length of service at no cost to the employee. As the ARP is a tax qualified plan, federal tax law limits (1) the amount of an individual's compensation that can be used to calculate plan benefits and (2) the total amount of benefits payable to a plan participant on an annual basis. For certain employees, these limits may result in a lower benefit under the ARP than would have been payable otherwise. Therefore, the Supplemental Retirement Income Plan (SRIP) was formed to provide ARP-eligible employees whose compensation or benefit amount exceeds the federal limits with an additional defined benefit in an amount equal to what would have been payable under the ARP if the federal limits did not exist.

  Change-in-Control and Post-Termination Benefits

Since a change-in-control or other triggering event may never occur, we do not view change-in-control benefits or post-termination benefits as compensation. Consistent with our compensation objectives, we offer these benefits to attract, motivate, and retain highly talented executives. A change-in-control of Allstate could have a disruptive impact on both Allstate and our executives. Our change-in-control benefits and post-termination benefits are designed to mitigate that impact and to maintain alignment between the interests of our executives and our stockholders.

As noted earlier, we substantially reduced our change-in-control benefits in 2011. The named executives who had previously been parties to certain

33   --  The Allstate Corporation

change-in-control agreements agreed to become participants in a new change-in-control severance plan (CIC Plan). Compared with the previous arrangements, the CIC Plan eliminates all excise tax gross ups; eliminates the lump sum cash pension enhancement based on additional years of age, service, and compensation; and reduces for named executives other than the CEO the amount of cash severance payable from three to two times the sum of base salary and target annual incentive. As a point of reference, Mr. Wilson's change-in-control severance benefit on December 31, 2011, would have been $7.09 million greater if the lump sum cash pension enhancement had not been eliminated. In order to receive the cash severance benefits under the CIC Plan following a change-in-control, a participant must have been terminated (other than for cause, death, or disability) or the participant must have terminated employment for good reason (such as adverse changes in the terms or conditions of employment, including a material reduction in base compensation, a material change in authority, duties, or responsibilities, or a material change in job location) within two years following a change-in-control. In addition, long-term equity incentive awards granted after 2011 will vest on an accelerated basis due to a change-in-control only if either Allstate terminates the executive's employment (other than for cause, death, or disability) or the executive terminates his or her employment for good reason within two years after the change-in-control (so-called "double-trigger" vesting).

The change-in-control and post-termination arrangements which are described in the Potential Payments as a Result of Termination or Change-in-Control section are not provided exclusively to the named executives. A larger group of management employees is eligible to receive many of the post-termination benefits described in that section.

  Stock Ownership Guidelines

Because we believe management's interests must be linked with those of our stockholders, we instituted stock ownership guidelines in 1996 that require each of the named executives to own Allstate common stock worth a multiple of base salary. The Committee approved new guidelines effective February 20, 2012. The new guidelines provide that an executive must hold 75% of net after-tax shares received as equity compensation until his or her salary multiple guideline is met. The chart below shows the salary multiple guidelines and the equity holdings that count towards the requirement.

Name	Guideline	Status

Mr. Wilson	6x salary	✓ Meets guideline

Mr. Civgin	3x salary	✓ Meets guideline

Ms. Greffin	3x salary	✓ Meets guideline

Mr. Gupta	3x salary	Must hold 75% of net after-tax shares until guideline is met

Mr. Winter	3x salary	Must hold 75% of net after-tax shares until guideline is met

Mr. Lacher	—	—

What Counts Toward the Guideline	What Does not Count Toward the Guideline

• Allstate shares owned personally • Shares held in the Allstate 401(k) Savings Plan • Restricted stock units	• Unexercised stock options • Performance stock awards

We also have a policy on insider trading that prohibits all officers, directors, and employees from engaging in transactions in securities issued by Allstate or any of its subsidiaries that might be considered speculative or hedging, such as selling short or buying or selling options.

Impact of Tax Considerations on Compensation

We may take a tax deduction of no more than $1 million per executive for compensation paid in any year to our CEO and the three other most highly compensated executives, excluding our CFO, as of the last day of the fiscal year in which the compensation is paid, unless the

The Allstate Corporation  --  34

compensation meets specific standards. We may deduct more than $1 million in compensation if the standards are met, including that the compensation is performance-based and paid under a plan that meets certain requirements. The Committee considers the impact of this rule in developing, implementing, and administering our compensation programs. However, this consideration must be balanced with our primary goal of structuring compensation programs to attract, motivate, and retain highly talented executives.

Our compensation programs are designed and administered so that payments to affected executives can be fully deductible. However, in light of the balance mentioned above and the need to maintain flexibility in administering compensation programs, we may authorize compensation in any year that exceeds $1 million and does not meet the required standards for deductibility. The amount of compensation paid in 2011 that was not deductible for tax purposes was $981,575.

Compensation Committee Report

The Compensation and Succession Committee has reviewed and discussed the Compensation Discussion and Analysis, contained on pages 23 through 35 of this proxy statement, with management and, based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION AND SUCCESSION COMMITTEE

W. James Farrell (Chairman)
Robert D. Beyer Jack M. Greenberg	Ronald T. LeMay Andrea Redmond Joshua I. Smith

35   --  The Allstate Corporation

Executive Compensation Tables	PROXY STATEMENT

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the named executives for the last three fiscal years.

NAME(1)	YEAR	SALARY ($)(2)	BONUS ($)		STOCK AWARDS ($)(3)		OPTION AWARDS ($)(4)		NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(5)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(6)		ALL OTHER COMPENSATION ($)(7)	TOTAL ($)

Thomas J. Wilson
(Chairman, President	2011	1,100,000	—		2,310,005		4,290,001		2,252,800	1,157,562	(9)	69,448	11,179,816
and Chief Executive	2010	1,093,846	—		2,225,995		4,134,002		1,091,096	679,359		75,322	9,299,620
Officer)	2009	1,100,769	—		2,226,003		4,261,776		1,713,361	1,050,579		68,072	10,420,560

Don Civgin
(Executive Vice	2011	624,231	—		594,998		1,104,996		750,000	29,270	(10)	23,532	3,127,027
President and Chief	2010	562,692	—		596,759		1,108,246		400,000	20,648		27,013	2,715,358
Financial Officer)	2009	571,154	—		596,758		1,142,505		281,962	6,629		37,718	2,636,726

Judith P. Greffin
(Executive Vice	2011	577,692	—		535,486		994,500		750,000	616,936	(11)	32,156	3,506,770
President and Chief	2010	502,684	—		485,567		901,771		230,526	397,608		30,890	2,549,046
Investment Officer)	2009	480,235	—		415,566		795,631		967,731	545,867		27,740	3,232,770

Suren Gupta (Executive Vice President — Technology & Operations)	2011	383,654	350,000	(8)	674,991		975,004		500,000	0		18,896	2,902,545

Matthew E. Winter
(President and Chief
Executive Officer —	2011	654,231	—		770,012		1,429,997		1,000,000	48,100	(12)	44,180	3,946,520
Allstate Financial)	2010	600,000	—		734,994		1,365,002		1,212,300	3,833		35,159	3,951,288

Joseph P. Lacher, Jr.
(Former President —	2011	380,769	—		743,763	(13)	1,381,254	(13)	0	16,797	(14)	404,464	2,927,047
Allstate Protection)	2010	650,000	—		796,244	(13)	1,478,753	(13)	250,000	3,908		42,490	3,221,395

(1)
Messrs. Lacher and Winter were not named executives for 2009 and Mr. Gupta was not a named executive for 2009 and 2010.
(2)
Reflects amounts for 2009 that were paid in 2009 but which included amounts earned in 2008, due to the timing of Allstate's payroll cycle.
(3)
The aggregate grant date fair value of restricted stock unit awards computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718 (ASC 718). The number of restricted stock units granted in 2011 to each named executive is provided in the Grants of Plan-Based Awards table on page 39. The fair value of restricted stock unit awards is based on the final closing price of Allstate's stock as of the date of grant, which in part reflects the payment of expected future dividends. (See note 18 to our audited financial statements for 2011.) This amount reflects an accounting expense and does not correspond to actual value that will be realized by the named executives.
(4)
The aggregate grant date fair value of option awards computed in accordance with FASB ASC 718. The fair value of each option award is estimated on the date of grant using a binomial lattice model and the assumptions as set forth in the following table:

	2011	2010	2009

Weighted average expected term	7.9 years	7.8 years	8.1 years
Expected volatility	22.1 - 53.9%	23.7 - 52.3%	26.3 - 79.2%
Weighted average volatility	35.1%	35.1%	38.3%
Expected dividends	2.5 - 3.7%	2.4 - 2.8%	2.6%
Weighted average expected dividends	2.7%	2.6%	2.6%
Risk-free rate	0.0 - 3.5%	0.1 - 3.9%	0.0 - 3.7%

(See note 18 to our audited financial statements for 2011.) The number of options granted in 2011 to each named executive is provided in the Grants of Plan-Based Awards table on page 39. This amount reflects an accounting expense and does not correspond to actual value that will be realized by the named executives.

The Allstate Corporation  --  36

(5)
Amounts in this column for 2009 and 2010 include amounts earned under the annual executive incentive plan and the long-term executive incentive compensation plan. There was no 2011 payout from the long-term executive incentive compensation plan as it was discontinued; the last pay cycle was 2008-2010. Annual cash incentive awards are paid in the year following performance. The breakdown for each component is as follows:

	Annual Cash Incentive Award		Long-term Cash Incentive Award

Name	Year	Amount	Cycle	Amount

Mr. Wilson	2011	$2,252,800	—	—
	2010	$1,091,096	2008-2010	$0
	2009	$950,000	2007-2009	$763,361

Mr. Civgin	2011	$750,000	—	—
	2010	$400,000	2008-2010	$0
	2009	$281,962	2007-2009	$0

Ms. Greffin	2011	$750,000	—	—
	2010	$230,526	2008-2010	$0
	2009	$862,477	2007-2009	$105,254

Mr. Gupta	2011	$500,000	—	—

Mr. Winter	2011	$1,000,000	—	—
	2010	$1,212,300	2008-2010	$0

Mr. Lacher	2011	$0	—	—
	2010	$250,000	2008-2010	$0

(6)
Amounts reflect the aggregate increase in actuarial value of the pension benefits as set forth in the Pension Benefits table, accrued during 2011, 2010, and 2009. These are benefits under the Allstate Retirement Plan (ARP) and the Supplemental Retirement Income Plan (SRIP). Non-qualified deferred compensation earnings are not reflected since our Deferred Compensation Plan does not provide above-market earnings. The pension plan measurement date is December 31. (See note 17 to our audited financial statements for 2011.)

(7)
The All Other Compensation for 2011 — Supplemental Table provides details regarding the amounts for 2011 for this column.

(8)
As part of his sign-on bonus, Mr. Gupta received $750,000 in cash, $350,000 payable within 30 days of his start date and the remainder payable on January 31, 2012. If Mr. Gupta voluntarily terminates his employment within 24 months of his hiring date, this bonus must be fully reimbursed to Allstate.

(9)
Reflects increases in the actuarial value of the benefits provided to Mr. Wilson under the ARP and SRIP of $117,603 and $1,039,959, respectively. The increases resulted from $295,987 of accrual for one year with the remaining increase due to changes in the discount and interest rates and one year of interest.

(10)
Reflects increases in the actuarial value of the benefits provided to Mr. Civgin under the ARP and SRIP of $6,984 and $22,286, respectively. The increases resulted from $25,277 of annual pay credit and one year of interest with the remaining increase due to changes in the discount and interest rates.

(11)
Reflects increases in the actuarial value of the benefits provided to Ms. Greffin under the ARP and SRIP of $124,761 and $492,175, respectively. The increases resulted from $127,032 of accrual for one year with the remaining increase due to changes in the discount and interest rates and one year of interest.

(12)
Reflects increases in the actuarial value of the benefits provided to Mr. Winter under the ARP and SRIP of $6,300 and $41,800, respectively. The increases resulted from $45,687 of annual pay credit and one year of interest with the remaining increase due to changes in the discount and interest rates.

(13)
All equity awards granted to Mr. Lacher since his hire date were forfeited upon his separation from the corporation on July 17, 2011.

(14)
Reflects increases in actuarial value of the benefits provided to Mr. Lacher under the ARP and SRIP of $6,300 and $10,497, respectively. Mr. Lacher was not vested in this amount prior to his separation from the corporation.

37   --  The Allstate Corporation

 ALL OTHER COMPENSATION FOR 2011 — SUPPLEMENTAL TABLE
(In dollars)

The following table describes the incremental cost of other benefits provided in 2011 that are included in the "All Other Compensation" column.

Name	Personal Use of Aircraft(1)	401(k) Match(2)	Other(3)	Total All Other Compensation

Mr. Wilson	32,606	4,900	31,942	69,448

Mr. Civgin	0	4,900	18,632	23,532

Ms. Greffin	0	4,900	27,256	32,156

Mr. Gupta	0	1,798	17,098	18,896

Mr. Winter	0	4,531	39,649	44,180

Mr. Lacher	0	0	404,464	404,464

(1)
The amount reported for personal use of aircraft is based on the incremental cost method, which is calculated based on Allstate's average variable costs per flight hour. Variable costs include fuel, maintenance, on-board catering, landing/ramp fees, and other miscellaneous variable costs. The total annual variable costs are divided by the annual number of flight hours flown by the aircraft to derive an average variable cost per flight hour. This average variable cost per flight hour is then multiplied by the flight hours flown for personal use to derive the incremental cost. This method of calculating the incremental cost excludes fixed costs that do not change based on usage, such as pilots' and other employees' salaries, costs incurred in purchasing the aircraft, and non-trip related hangar expenses.

(2)
Each of the named executives participated in our 401(k) plan during 2011. The amount shown is the amount allocated to their accounts as employer matching contributions. Messrs. Gupta and Winter will not be vested in the employer matching contribution until they have completed three years of vesting service.

(3)
"Other" consists of premiums for group life insurance and personal benefits and perquisites consisting of mobile phones, tax preparation services, financial planning, executive physicals, ground transportation, and supplemental long-term disability coverage, and for Messrs. Lacher and Winter, $22,939 and $9,620, respectively, for reimbursement of taxes related to relocation expenses. (Tax assistance for certain relocation benefits is a standard component of our relocation program available to all employees.) Messrs. Lacher and Winter also received amounts for relocation that are not reflected in other compensation because they are part of the standard relocation package available to all employees. In addition, Mr. Lacher received a $365,000 severance payment in 2011 in relation to his separation from Allstate. There was no incremental cost for the use of mobile phones. We provide supplemental long-term disability coverage to all regular full-time and regular part-time employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the long-term disability plan. This coverage is self-insured (funded and paid for by Allstate when obligations are incurred). No obligations for the named executives were incurred in 2011, and therefore, no incremental cost is reflected in the table.

The Allstate Corporation  --  38

GRANTS OF PLAN-BASED AWARDS AT FISCAL YEAR-END 2011(1)

The following table provides information about non-equity incentive plan awards and equity awards granted to our named executives during fiscal year 2011.

						All Other Stock Awards: Number of Shares of Stock or Units (#)
							All Other Option Awards: Number of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)					Exercise or Base Price of Option Awards ($/Shr)(3)	Grant Date Fair Value ($)(4)
Name	Grant Date	Plan Name	Threshold ($)	Target ($)	Maximum ($)				Stock Awards	Option Awards

Mr. Wilson	—	Annual cash incentive	1,100,000	2,200,000	8,500,000
	February 22, 2011	Restricted stock units				72,779			2,310,005
	February 22, 2011	Stock options					447,808	31.74		4,290,001

Mr. Civgin	—	Annual cash incentive	343,327	686,654	1,716,635
	February 22, 2011	Restricted stock units				18,746			594,998
	February 22, 2011	Stock options					115,344	31.74		1,104,996

Ms. Greffin	—	Annual cash incentive	317,731	635,461	4,821,000
	February 22, 2011	Restricted stock units				16,871			535,486
	February 22, 2011	Stock options					103,810	31.74		994,500

Mr. Gupta	—	Annual cash incentive	223,125	446,150	6,428,000
	May 2, 2011	Restricted stock units				19,923			674,991
	May 2, 2011	Stock options					92,593	33.88		975,004

Mr. Winter	—	Annual cash incentive	408,894	817,788	6,428,000
	February 22, 2011	Restricted stock units				24,260			770,012
	February 22, 2011	Stock options					149,269	31.74		1,429,997

Mr. Lacher(5)	—	Annual cash incentive	0	0	0
	February 22, 2011	Restricted stock units				23,433			743,763
	February 22, 2011	Stock options					144,181	31.74		1,381,254

(1)
Awards under the Annual Executive Incentive Plan and the 2009 Equity Incentive Plan.

(2)
The amounts in these columns consist of the threshold, target, and maximum annual cash incentive awards for the named executives. The threshold amount for each named executive is 50% of target, as the minimum amount payable if threshold performance is achieved. If threshold is not achieved, the payment to named executives would be zero. The target amount is based upon achievement of the performance measures listed in the 2011 Annual Cash Incentive Awards Performance Measures table on page 30. The maximum amount payable to the named executives, except Mr. Civgin, is the lesser of a stockholder approved maximum of $8.5 million under the Annual Executive Incentive Plan or a percentage of the award pool, which varies by executive. The award pool is equal to 1.0% of Adjusted Underlying Operating Income with award opportunities capped at 45% of the pool for Mr. Wilson, 15% of the pool for Ms. Greffin, and 20% of the pool for Messrs. Gupta and Winter. Mr. Civgin does not participate in the adjusted underlying operating income pool. Adjusted Underlying Operating income is defined on page 52.

(3)
The exercise price of each option is equal to the fair market value of Allstate's common stock on the date of grant. Fair market value is equal to the closing sale price on the date of grant or, if there was no such sale on the date of grant, then on the last previous day on which there was a sale.

(4)
The aggregate grant date fair value of the February 22, 2011, restricted stock units was $31.74 and stock option awards was $9.58, computed in accordance with FASB ASC 718. The aggregate grant date fair value of the May 2, 2011, restricted stock units was $33.88 and stock option awards was $10.53, computed in accordance with FASB ASC 718. The assumptions used in the valuation are discussed in footnotes 3 and 4 to the Summary Compensation Table on page 36.

(5)
Mr. Lacher's employment terminated effective July 17, 2011. Mr. Lacher was not eligible to earn an award under the 2011 Annual Executive Incentive Plan, and all of the equity awards granted to him in 2011 were forfeited, along with all other equity awards granted to him since his hire date.

Stock options

Stock options represent an opportunity to buy shares of our stock at a fixed exercise price at a future date. We use them to align the interests of our executives with long-term stockholder value, as the stock price must appreciate from the date of grant for the executives to profit. Under our stockholder-approved equity incentive plan, the exercise price cannot be less than the fair market value of a share on the date of grant. Stock option repricing is not permitted. In other words, without an

39   --  The Allstate Corporation

event such as a stock split, if the Committee cancels an award and substitutes a new award, the exercise price of the new award cannot be less than the exercise price of the cancelled award. All stock option awards have been made in the form of nonqualified stock options. The options granted to the named executives in 2011 become exercisable over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates, and expire in ten years, except in certain change-in-control situations or under other special circumstances approved by the Committee.

  Restricted stock units

Each restricted stock unit represents our promise to transfer one fully vested share of stock in the future if and when the restrictions expire (when the unit "vests"). Because restricted stock units are based on and payable in stock, they reinforce the alignment of interests of our executives and our stockholders. In addition, restricted stock units provide a retention incentive because they have a real, current value that is forfeited in most circumstances if an executive terminates employment before the restricted stock units vest. Under the terms of the restricted stock unit awards, the executives have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares. The restricted stock units granted to the named executives in 2011 vest over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates, except in certain change-in-control situations or under other special circumstances approved by the Committee. The restricted stock units granted to the named executives in 2011 include the right to receive previously accrued dividend equivalents when the underlying restricted stock unit vests.

The Allstate Corporation  --  40

Executive Compensation Tables	PROXY STATEMENT

Outstanding Equity Awards at Fiscal Year-End 2011

The following table summarizes the outstanding equity awards of the named executives as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2011

	Option Awards(1)					Stock Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested(#)(4)		Market Value of Shares or Units of Stock That Have Not Vested(5)

Mr. Wilson	Feb. 07, 2002	97,750	0	$33.38	Feb. 07, 2012
	Feb. 07, 2003	101,000	0	$31.78	Feb. 07, 2013
	Feb. 06, 2004	97,100	0	$45.96	Feb. 06, 2014
	Feb. 22, 2005	98,976	0	$52.57	Feb. 22, 2015
	June 01, 2005	100,000	0	$58.47	June 01, 2015
	Feb. 21, 2006	66,000	0	$53.84	Feb. 21, 2016
	Feb. 21, 2006	124,000	0	$53.84	Feb. 21, 2016
	Feb. 20, 2007	262,335	0	$62.24	Feb. 20, 2017
	Apr. 30, 2007	37,091*	0	$62.32	Feb. 07, 2012
	Feb. 26, 2008	253,737	84,579	$48.82	Feb. 26, 2018	Feb. 26, 2008	36,705		$1,006,084
	Feb. 27, 2009	375,818	375,818	$16.83	Feb. 27, 2019	Feb. 27, 2009	132,264		$3,625,356
	Feb. 22, 2010	0	417,576	$31.41	Feb. 22, 2020	Feb. 22, 2010	70,869		$1,942,519
	Feb. 22, 2011	0	447,808	$31.74	Feb. 22, 2021	Feb. 22, 2011	72,779		$1,994,873
									Aggregate Market Value

									$8,568,832

Mr. Civgin	Sep. 08, 2008	48,750	16,250	$46.48	Sep. 08, 2018	Sep. 08, 2008	4,300	(6)	$117,863
	Feb. 27, 2009	100,750	100,750	$16.83	Feb. 27, 2019	Feb. 27, 2009	35,458		$971,904
	Feb. 22, 2010	0	111,944	$31.41	Feb. 22, 2020	Feb. 22, 2010	18,999		$520,763
	Feb. 22, 2011	0	115,344	$31.74	Feb. 22, 2021	Feb. 22, 2011	18,746		$513,828
									Aggregate Market Value

									$2,124,357

Ms. Greffin	Feb. 07, 2002	4,000	0	$33.38	Feb. 07, 2012
	Mar. 12, 2002	18,217	0	$36.61	Mar. 12, 2012
	Feb. 07, 2003	1,346	0	$31.78	Feb, 07, 2013
	Mar. 11, 2003	3,614	0	$31.22	Mar. 11, 2013
	Feb. 06, 2004	4,588	0	$45.96	Feb. 06, 2014
	Mar. 09, 2004	20,714	0	$45.29	Mar. 09, 2014
	Mar. 09, 2004	2,000	0	$45.29	Mar. 09, 2014
	Feb. 22, 2005	15,314	0	$52.57	Feb. 22, 2015
	Feb. 22, 2005	4,720	0	$52.57	Feb. 22, 2015
	Feb. 21, 2006	19,919	0	$53.84	Feb. 21, 2016
	Feb. 21, 2006	4,723	0	$53.84	Feb. 21, 2016
	Feb. 20, 2007	21,291	0	$62.24	Feb. 20, 2017
	Feb. 20, 2007	4,854	0	$62.24	Feb. 20, 2017
	Jul. 17, 2007	3,660	0	$60.42	Jul. 17, 2017
	Feb. 26, 2008	51,273	17,092	$48.82	Feb. 26, 2018	Feb. 26, 2008	7,417		$203,300
	Feb. 26, 2008	21,223	7,075	$48.82	Feb. 26, 2018	Feb. 26, 2008	3,070		$84,149
	Aug. 11, 2008	10,687	3,563	$46.56	Aug. 11, 2018	Aug. 11, 2008	1,500		$41,115
	Feb. 27, 2009	70,161	70,162	$16.83	Feb. 27, 2019	Feb. 27, 2009	24,692		$676,808
	Feb. 22, 2010	0	91,088	$31.41	Feb. 22, 2020	Feb. 22, 2010	15,459		$423,731
	Feb. 22, 2011	0	103,810	$31.74	Feb. 22, 2021	Feb. 22, 2011	16,871		$462,434
									Aggregate Market Value

									$1,891,537

41   --  The Allstate Corporation

	Option Awards(1)					Stock Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable(3)	Option Exercise Price	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested(#)(4)	Market Value of Shares or Units of Stock That Have Not Vested(5)

Mr. Gupta	May 02, 2011	0	92,593	$33.88	May 02, 2021	May 2, 2011	19,923	$546,089
								Aggregate Market Value

								$546,089

Mr. Winter	Nov. 02, 2009	16,770	16,770	$29.64	Nov. 02, 2019	Nov. 02, 2009	5,904	$161,829
	Feb. 22, 2010	0	137,879	$31.41	Feb. 22, 2020	Feb. 22, 2010	23,400	$641,394
	Feb. 22, 2011	0	149,269	$31.74	Feb. 22, 2021	Feb. 22, 2011	24,260	$664,967
								Aggregate Market Value

								$1,468,189

Mr. Lacher(7)	—	—	—	—	—	—	—	—

(1)
The options granted in 2011 and 2010 vest over four years: 50% on the second anniversary date and 25% on each of the third and fourth anniversary dates. The other options vest in four installments of 25% on each of the first four anniversaries of the grant date. The exercise price of each option is equal to the fair market value of Allstate's common stock on the date of grant. For options granted prior to 2007, fair market value is equal to the average of high and low sale prices on the date of grant. For options granted in 2007 and thereafter, fair market value is equal to the closing sale price on the date of grant. In each case, if there was no sale on the date of grant, fair market value is calculated as of the last previous day on which there was a sale. An asterisk (*) denotes reload options issued to replace shares tendered in payment of the exercise price of prior option awards. These reload options are subject to the same vesting terms and expiration dates as the original options including becoming exercisable in four annual installments beginning one year after the reload option grant date. For option awards granted after 2003, the Committee eliminated the reload feature, and no new option awards will contain a reload feature.

(2)
The aggregate value and aggregate number of exercisable in-the-money options as of December 31, 2011, for each of the named executives is as follows: Mr. Wilson $3,976,154 (375,818 aggregate number exercisable), Mr. Civgin $1,065,935 (100,750 aggregate number exercisable), Ms. Greffin $742,303 (70,161 aggregate number exercisable), Mr. Gupta $0 (0 aggregate number exercisable), Mr. Winter $0 (0 aggregate number exercisable).

(3)
The aggregate value and aggregate number of unexercisable in-the-money options as of December 31, 2011, for each of the named executives is as follows: Mr. Wilson $3,976,154 (375,818 aggregate number unexercisable), Mr. Civgin $1,065,935 (100,750 aggregate number unexercisable), Ms. Greffin $742,314 (70,162 aggregate number unexercisable), Mr. Gupta $0 (0 aggregate number unexercisable), Mr. Winter $0 (0 aggregate number unexercisable).

(4)
The restricted stock unit awards granted in 2010 and 2011 vest over four years: 50% on the second anniversary of the grant date and 25% on each of the third and fourth anniversary dates. The other restricted stock unit awards vest in one installment on the fourth anniversary of the grant date, unless otherwise noted.

(5)
Amount is based on the closing price of our common stock of $27.41 on December 30, 2011.

(6)
Restricted stock units granted as a new hire award. 2,000 restricted stock units vested on the second anniversary of the grant date, and the remaining 4,300 restricted stock units vest on the fourth anniversary of the grant date.

(7)
Mr. Lacher did not have any outstanding equity awards at fiscal year end 2011.

The Allstate Corporation  --  42

Option Exercises and Stock Vested at Fiscal Year-End 2011

The following table summarizes the options exercised by the named executives during 2011 and the restricted stock unit awards that vested during 2011.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END 2011

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mr. Wilson	0	0	22,385	718,782

Mr. Civgin	0	0	0	0

Ms. Greffin	0	0	4,124	131,049

Mr. Gupta	0	0	0	0

Mr. Winter	0	0	0	0

Mr. Lacher	0	0	0	0

Retirement Benefits

Each named executive participates in two different defined benefit pension plans. The following table summarizes the named executives' pension benefits, which are calculated in the same manner as the change in pension value reflected in the Summary Compensation Table.

PENSION BENEFITS

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT(1)(2) ($)	PAYMENTS DURING LAST FISCAL YEAR ($)

Mr. Wilson	Allstate Retirement Plan	18.8	537,380	0
	Supplemental Retirement Income Plan	18.8	5,516,532	0

Mr. Civgin	Allstate Retirement Plan	3.3	12,866	0
	Supplemental Retirement Income Plan	3.3	43,681	0

Ms. Greffin	Allstate Retirement Plan	21.3	549,018	0
	Supplemental Retirement Income Plan	21.3	2,502,308	0

Mr. Gupta(3)	Allstate Retirement Plan	0.8	0	0
	Supplemental Retirement Income Plan	0.8	0	0

Mr. Winter(3)	Allstate Retirement Plan	2.2	6,300	0
	Supplemental Retirement Income Plan	2.2	45,633	0

Mr. Lacher(4)	Allstate Retirement Plan	1.75	6,300	0
	Supplemental Retirement Income Plan	1.75	14,405	0

(1)
These amounts are estimates and do not necessarily reflect the actual amounts that will be paid to the named executives, which will be known only at the time they become eligible for payment. Accrued benefits were calculated

43   --  The Allstate Corporation

  as of December 31, 2011, and used to calculate the present value of accumulated benefits at December 31, 2011. December 31 is our pension plan measurement date used for financial statement reporting purposes.

The amounts listed in this column are based on the following assumptions:

•
Discount rate of 5.25%, payment form assuming 80% paid as a lump sum and 20% paid as an annuity, lump-sum/annuity conversion segmented interest rates of 4.75% for the first five years, 6.25% for the next 15 years, and 6.75% for all years after 20 and the 2012 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females (as required under the Internal Revenue Code), and post-retirement mortality for annuitants using the 2012 Internal Revenue Service mandated annuitant table; these are the same as those used for financial reporting year-end disclosure as described in the notes to Allstate's consolidated financial statements. (See note 17 to our audited financial statements for 2011.)

•
Based on guidance provided by the Securities and Exchange Commission, we have assumed a normal retirement age of 65 under both the ARP and SRIP, regardless of any announced or anticipated retirements.

•
No assumption for early termination, disability, or pre-retirement mortality.

(2)
The figures shown in the table above reflect the present value of the current accrued pension benefits calculated using the assumptions described in the preceding footnote. If the named executives' employment terminated on December 31, 2011, the lump sum present value of the non-qualified pension benefits for each named executive earned through December 31, 2011, is shown in the following table:

NAME	PLAN NAME	LUMP SUM AMOUNT ($)

Mr. Wilson	Supplemental Retirement Income Plan	$6,683,270

Mr. Civgin	Supplemental Retirement Income Plan	$43,681

Ms. Greffin	Supplemental Retirement Income Plan	$3,084,597

Mr. Gupta	Supplemental Retirement Income Plan	$0

Mr. Winter	Supplemental Retirement Income Plan	$45,633

Mr. Lacher	Supplemental Retirement Income Plan	$0

The amount shown is based on the lump sum methodology (i.e., interest rate and mortality table) used by the Allstate pension plans in 2012, as required under the Pension Protection Act. Specifically, the interest rate for 2012 is based on 100% of the average corporate bond segmented yield curve from August of the prior year. The mortality table for 2012 is the 2012 combined static Pension Protection Act funding mortality table with a blend of 50% males and 50% females, as required under the Internal Revenue Code.

(3)
Messrs. Gupta and Winter are not currently vested in the Allstate Retirement Plan or the Supplemental Retirement Income Plan.

(4)
Mr. Lacher was not vested in the Allstate Retirement Plan or the Supplemental Retirement Income Plan as of the date his employment terminated, July 17, 2011. The present values were determined based on his nonvested benefit.

The benefits and value of benefits shown in the Pension Benefits table are based on the following material factors:

  Allstate Retirement Plan (ARP)

The ARP has two different types of benefit formulas (final average pay and cash balance) which apply to participants based on their date of hire or the individual choices they made before a cash balance plan was introduced on January 1, 2003. Of the named executives, Messrs. Civgin, Gupta, and Winter are eligible to earn cash balance benefits. Benefits under the final average pay formula are earned and stated in the form of a straight life annuity payable at the normal retirement age 65. Participants who earn final average pay benefits may do so under one or more benefit formulas based on when they became ARP members and their years of service.

Ms. Greffin and Mr. Wilson have earned ARP benefits under the post-1988 final average pay formula which is

The Allstate Corporation  --  44

the sum of the Base Benefit and the Additional Benefit, as defined as follows:

•
Base Benefit=1.55% of the participant's average annual compensation, multiplied by credited service after 1988 (limited to 28 years of credited service)

•
Additional Benefit=0.65% of the amount, if any, of the participant's average annual compensation that exceeds the participant's covered compensation (the average of the maximum annual salary taxable for Social Security over the 35-year period ending the year the participant would reach Social Security retirement age) multiplied by credited service after 1988 (limited to 28 years of credited service)

For participants eligible to earn cash balance benefits, pay credits are added to the cash balance account on a quarterly basis as a percent of compensation and based on the participant's years of vesting service as follows:

Cash Balance Plan Pay Credits

Vesting Service	Pay Credit %

Less than 1 year	0%

1 year, but less than 5 years	2.5%

5 years, but less than 10 years	3%

10 years, but less than 15 years	4%

15 years, but less than 20 years	5%

20 years, but less than 25 years	6%

25 years or more	7%

  Supplemental Retirement Income Plan ("SRIP")

SRIP benefits are generally determined using a two-step process: (1) determine the amount that would be payable under the ARP formula specified above if the federal limits described above did not apply, then (2) reduce the amount described in (1) by the amount actually payable under the ARP formula. The normal retirement date under the SRIP is age 65. If eligible for early retirement under the ARP, the employee also is eligible for early retirement under the SRIP.

  Credited Service; Other Aspects of the Pension Plans

As has generally been Allstate's practice, no additional service credit beyond service with Allstate or its predecessors is granted under the ARP or the SRIP. Mr. Wilson has 18.8 years of combined service with Allstate and its former parent company, Sears, Roebuck and Co. As a result of his prior Sears service, a portion of Mr. Wilson's retirement benefits will be paid from the Sears pension plan. Consistent with the pension benefits of other employees with prior Sears service who moved to Allstate during the spin-off from Sears in 1995, Mr. Wilson's pension benefits under the ARP and the SRIP are calculated as if he had worked his combined Sears-Allstate career with Allstate, and then are reduced by amounts earned under the Sears pension plan.

For the ARP and SRIP, eligible compensation consists of salary, annual cash incentive awards, pre-tax employee deposits made to our 401(k) plan and our cafeteria plan, holiday pay, and vacation pay. Eligible compensation also includes overtime pay, payment for temporary military service, and payments for short term disability, but does not include long-term cash incentive awards or income related to equity awards. Compensation used to determine benefits under the ARP is limited in accordance with the Internal Revenue Code. For final average pay benefits, average annual compensation is the average compensation of the five highest consecutive calendar years within the last ten consecutive calendar years preceding the actual retirement or termination date.

Payment options under the ARP include a lump sum, straight life annuity, and various survivor annuity options. The lump sum under the final average pay benefit is calculated in accordance with the applicable interest rate and mortality as required under the Internal Revenue Code. The lump sum payment under the cash balance benefit is generally equal to a participant's cash balance account balance. Payments from the SRIP are paid in the form of a lump sum using the same interest rate and mortality assumptions used under the ARP.

  Timing of Payments

Age 65 is the earliest retirement age that a named executive may retire with full retirement benefits under the ARP and SRIP. However, a participant earning final average pay benefits is entitled to an early retirement benefit on or after age 55 if he or she terminates employment after completing 20 or more years of service. A participant earning cash balance benefits who terminates employment with at least three years of vesting service is entitled to a lump sum benefit equal to his or her cash balance account balance. Currently, none of the named executives are eligible for an early retirement benefit.

As defined in the SRIP, SRIP benefits earned through December 31, 2004 (Pre 409A SRIP Benefits) are generally payable at the normal retirement age of 65.

45   --  The Allstate Corporation

Pre 409A SRIP Benefits may be payable at age 50 or later if disabled, following early retirement at age 55 or older with 20 years of service, or following death in accordance with the terms of the SRIP. SRIP benefits earned after December 31, 2004 (Post 409A SRIP Benefits) are paid on the January 1 following termination of employment after reaching age 55 (a minimum six month deferral period applies), or following death in accordance with the terms of the SRIP.

Eligible employees are vested in the normal ARP and SRIP retirement benefit on the earlier of the completion of five years of service or upon reaching age 65 (for participants with final average pay benefits) or the completion of three years of service or upon reaching age 65 (for participants whose benefits are calculated under the cash balance formula).

•
Mr. Wilson's Pre 409A SRIP benefit would become payable at age 65 or following death or disability. Mr. Wilson's Post 409A Benefit would be paid on January 1, 2013, or following death. Mr. Wilson will turn 65 on October 15, 2022.

•
Mr. Civgin's Post 409A Benefit would be paid on January 1, 2017, or following death. Mr. Civgin will turn 65 on May 17, 2026.

•
Ms. Greffin's Pre 409A SRIP benefit would become payable at age 65 or following death or disability. Ms. Greffin's Post 409A Benefit would be paid on January 1, 2016, or following death. Ms. Greffin will turn 65 on August 16, 2025.

•
Mr. Gupta's SRIP benefit is not currently vested but would become payable following death. Mr. Gupta will turn 65 on March 4, 2026.

•
Mr. Winter's SRIP benefit is not currently vested but would become payable following death. Mr. Winter will turn 65 on January 22, 2022.

•
Mr. Lacher's SRIP benefit was not vested prior to termination of employment and is not payable.

Non-Qualified Deferred Compensation

The following table summarizes the non-qualified deferred compensation contributions, earnings, and account balances of our named executives in 2011. All amounts relate to The Allstate Corporation Deferred Compensation Plan.

NON-QUALIFIED DEFERRED COMPENSATION AT FISCAL YEAR-END 2011

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)

Mr. Wilson	0	0	(8,596)	0	453,863

Mr. Civgin	0	0	0	0	0

Ms. Greffin	0	0	(40,171)	0	1,451,808

Mr. Gupta	0	0	0	0	0

Mr. Winter	0	0	0	0	0

Mr. Lacher	0	0	0	0	0

(1)
Aggregate earnings were not included in the named executive's compensation in the last completed fiscal year in the Summary Compensation Table.

(2)
There are no amounts reported in the Aggregate Balance at Last FYE column that previously were reported as compensation in the Summary Compensation Table.

In order to remain competitive with other employers, we allow the named executives and other employees whose annual compensation exceeds the amount specified in the Internal Revenue Code ($245,000 in 2011), to defer up to 80% of their salary and/or up to 100% of their annual cash incentive award that exceeds that amount under the Deferred Compensation Plan. Allstate does not match

The Allstate Corporation  --  46

participant deferrals and does not guarantee a stated rate of return.

Deferrals under the Deferred Compensation Plan are credited with earnings or debited for losses based on the results of the investment option or options selected by the participants. The investment options available in 2011 under the Deferred Compensation Plan are: Stable Value, S&P 500, International Equity, Russell 2000, Mid-Cap, and Bond Funds. Under the Deferred Compensation Plan, deferrals are not actually invested in these funds, but instead are credited with earnings or debited for losses based on the funds' investment returns net of administration and investment expenses. Because the rate of return is based on actual investment measures in our 401(k) plan, no above market earnings are paid. Our Deferred Compensation Plan and 401(k) plan allow participants to change their investment elections daily. Investment changes are effective the next business day. The Deferred Compensation Plan is unfunded; participants have only the rights of general unsecured creditors.

Deferrals under the Deferred Compensation Plan are segregated into Pre 409A balances and Post 409A balances. A named executive may elect to begin receiving a distribution of a Pre 409A balance immediately upon separation from service or in one of the first through fifth years after separation from service. The named executive may elect to receive payment of a Pre 409A balance in a lump sum or in annual cash installment payments over a period of two to ten years. An irrevocable distribution election is required before making any Post 409A deferrals into the plan. The distribution options available to the Post 409A balances are similar to those available to the Pre 409A balances, except the earliest distribution date is six months following separation from service. Upon proof of unforeseen emergency, a plan participant may be allowed to access certain funds in a deferred compensation account earlier than the dates specified above.

47   --  The Allstate Corporation

 Potential Payments as a Result of Termination or Change-in-Control (CIC)

The following table lists the compensation and benefits that Allstate would provide to the named executives in various scenarios involving a termination of employment, other than compensation and benefits generally available to all salaried employees.

Compensation Elements

Termination Scenarios	Base Salary	Severance Pay	Annual Incentive	Stock Options	Restricted Stock Units	Non-Qualified Pension Benefits(1)	Deferred Compensation(2)	Health, Welfare and Other Benefits

Termination(3)	Ceases immediately	None	Forfeited unless terminated on last day of fiscal year	Unvested are forfeited, vested expire at the earlier of three months or normal expiration	Forfeited	Distributions commence per plan	Distributions commence per participant election	None

Retirement(4)	Ceases Immediately	None	Pro rated for the year based on actual performance for the year with any discretionary adjustments	Awards granted more than 12 months before, and pro rata portion of award granted within 12 months of, normal retirement continue to vest; pro rata portion continue to vest upon early retirement. All expire at earlier of five years or normal expiration.(5)	Awards granted more than 12 months before, and pro rata portion of award granted within 12 months of, normal retirement continue to vest; pro rata portion continue to vest upon early retirement.(6)	Distributions commence per plan	Distributions commence per participant election	None

Termination due to Change- in-Control(7)	Ceases Immediately	Lump sum equal to two times salary and annual incentive at target, except for CEO who receives three times salary and annual incentive at target(8)	Pro rated at target (reduced by any actually paid)	Awards granted prior to 2012 vest immediately upon a CIC. After 2011 vest upon qualifying termination after a CIC.	Awards granted prior to 2012 vest immediately upon a CIC. After 2011 vest upon qualifying termination after a CIC.	Immediately payable upon a CIC	Immediately payable upon a CIC	Outplacement services provided; lump sum payment equal to additional cost of continuation coverage(9)

Death	One month salary paid upon death	None	Pro rated for year based on actual performance for the year with any discretionary adjustments	Vest immediately and expire at earlier of two years or normal expiration	Vest immediately	Distributions commence per plan	Payable within 90 days	None

Disability	Ceases Immediately	None	Pro rated for year based on actual performance for the year with any discretionary adjustments	Vest immediately and expire at earlier of two years or normal expiration	Vest immediately(10)	Participant may request payment if age 50 or older	Distributions commence per participant election	Supplemental Long Term Disability benefits if enrolled in basic long term disability plan

(1)
See the Retirement Benefits section for further detail on non-qualified pension benefits and timing of payments.

(2)
See the Non-Qualified Deferred Compensation section for additional information on the Deferred Compensation Plan and distribution options available.

The Allstate Corporation  --  48

(3)
Includes both voluntary and involuntary termination. Examples of involuntary termination independent of a change-in-control include performance-related terminations; terminations for employee dishonesty and violation of Allstate rules, regulations, or policies; and terminations resulting from lack of work, rearrangement of work, or reduction in force.

(4)
Retirement for purposes of the annual cash incentive plan is defined as voluntary termination on or after the date the named executive attains age 55 with at least 20 years of service. The normal retirement date under the equity awards is the date on or after the date the named executive attains age 60 with at least one year of service. For awards granted before February 22, 2011, the early retirement date is the date the named executive attains age 55 with 20 years of service. For awards granted on or after February 22, 2011, the "early retirement date" is the date the named executive attains age 55 with ten years of service.

(5)
Stock options granted prior to February 22, 2011, continue to vest upon a normal or health retirement and expire at the earlier of five years from the date of retirement or the expiration date of the option. Unvested stock options are forfeited upon early retirement.

(6)
Restricted stock units granted prior to February 22, 2011, continue to vest upon a normal retirement and are forfeited upon an early retirement.

(7)
In general, a change-in-control is one or more of the following events: (1) any person acquires 30% or more of the combined voting power of Allstate common stock within a 12-month period; (2) any person acquires more than 50% of the combined voting power of Allstate common stock; (3) certain changes are made to the composition of the Board; or (4) the consummation of a merger, reorganization, or similar transaction. These triggers were selected because any of these could cause a substantial change in management in a widely held company the size of Allstate. Effective upon a change-in-control, the named executives become subject to covenants prohibiting solicitation of employees, customers, and suppliers at any time until one year after termination of employment. If a named executive incurs legal fees or other expenses in an effort to enforce the change-in-control agreement, Allstate will reimburse the named executive for these expenses unless it is established by a court that the named executive had no reasonable basis for the claim or acted in bad faith.

(8)
Under the change-in-control plan, severance benefits would be payable if a named executive's employment is terminated either by Allstate without cause or by the executive for good reason as defined in the plan during the two years following the change-in-control. Cause means the named executive has been convicted of a felony or other crime involving fraud or dishonesty, has willfully or intentionally breached the restrictive covenants in the change-in-control plan, has habitually neglected his or her duties, or has engaged in willful or reckless material misconduct in the performance of his or her duties. Good reason includes a material diminution in a named executive's base compensation, authority, duties, or responsibilities, or a material change in the geographic location where the named executive performs services.

(9)
If a named executive's employment is terminated by reason of death during the two years after the date of a change-in-control, the named executive's estate or beneficiary will be entitled to survivor and other benefits, including retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to the estates or surviving families of peer executives of Allstate. In the event of termination by reason of disability, Allstate will pay disability and other benefits, including supplemental long-term disability benefits and retiree medical coverage, if eligible, that are not less favorable than the most favorable benefits available to disabled peer executives.

(10)
If a named executive's employment is terminated due to disability, restricted stock units granted prior to February 22, 2011, are forfeited.

49   --  The Allstate Corporation

ESTIMATE OF POTENTIAL PAYMENTS UPON TERMINATION(1)

The table below describes the value of compensation and benefits to each named executive upon termination that would exceed the compensation or benefits generally available to all salaried employees in each termination scenario. The total column in the following table does not reflect compensation or benefits previously accrued or earned by the named executives such as deferred compensation and non-qualified pension benefits. The payment of the 2011 annual cash incentive award and any 2011 salary earned but not paid in 2011 due to Allstate's payroll cycle are not included in these tables because these are payable regardless of termination, death, or disability. Benefits and payments are calculated assuming a December 31, 2011, employment termination date.

Name	Severance ($)		Stock Options — Unvested and Accelerated ($)	Restricted Stock Units — Unvested and Accelerated ($)	Welfare Benefits and Outplacement Services ($)		Total ($)

Mr. Wilson
Termination/Retirement(2)	0		0	0	0		0
Termination due to Change-in-Control(3)	9,900,000		3,976,154	8,568,832	57,855	(5)	22,502,841
Death	0		3,976,154	8,568,832	0		12,544,986
Disability	0		3,976,154	1,994,872	7,880,203	(6)	13,851,229

Mr. Civgin
Termination/ Retirement(2)	0		0	0	0		0
Termination due to Change-in-Control(3)	2,667,000		1,065,935	2,124,357	37,663	(5)	5,894,955
Death	0		1,065,935	2,124,357	0		3,190,292
Disability	0		1,065,935	513,828	4,009,759	(6)	5,589,522

Ms. Greffin
Termination/Retirement(2)	0		0	0	0		0
Termination due to Change-in-Control(3)	2,478,000		742,314	1,891,537	37,855	(5)	5,149,706
Death	0		742,314	1,891,537	0		2,633,851
Disability	0		742,314	462,434	0	(6)	1,204,748

Mr. Gupta
Termination/Retirement(2)	0		0	0	0		0
Termination Due to Change-in-Control(3)	1,942,500		0	546,089	37,855	(5)	2,526,444
Death	0		0	546,089	0		546,089
Disability	0		0	546,089	1,625,492	(6)	2,171,581

Mr. Winter
Termination/Retirement(2)	0		0	0	0		0
Termination due to Change-in-Control(3)	2,839,407	(4)	0	1,468,189	37,855	(5)	4,345,451
Death	0		0	1,468,189	0		1,468,189
Disability	0		0	664,967	6,288,245	(6)	6,953,212

Mr. Lacher
Termination	730,000	(7)	0	0	0		730,000

(1)
A "0" indicates either that there is no amount payable to the named executive, or the amount payable is the same for both the named executives and all salaried employees.

(2)
As of December 31, 2011, none of the named executives are eligible to retire in accordance with Allstate's policy and the terms of its equity incentive compensation and benefit plans.

The Allstate Corporation  --  50

(3)
The values in this change-in-control row represent amounts paid if both the change-in-control and qualifying termination occur on December 31, 2011. Equity awards granted prior to 2012 immediately vest upon a change-in-control; the amounts payable to each named executive would be as follows:

Name	Stock Options — Unvested and Accelerated ($)	Restricted stock units — Unvested and Accelerated ($)	Total — Unvested and Accelerated ($)

Mr. Wilson	3,976,154	8,568,832	12,544,986

Mr. Civgin	1,065,935	2,124,357	3,190,292

Ms. Greffin	742,314	1,891,537	2,633,851

Mr. Gupta	0	546,089	546,089

Mr. Winter	0	1,468,189	1,468,189

Beginning with awards granted in 2012, equity awards will not accelerate in the event of a change-in-control unless also accompanied by a qualifying termination of employment. A change-in-control also would accelerate the distribution of each named executive's non-qualified deferred compensation and SRIP benefits. Please see the Non-Qualified Deferred Compensation at Fiscal Year End 2011 table and footnote 2 to the Pension Benefits table in the Retirement Benefits section for details regarding the applicable amounts for each named executive.

(4)
Under the change-in-control plan, Mr. Winter's severance benefit was reduced by $310,593 to avoid the imposition of excise taxes and maximize the severance benefit available under the plan.

(5)
The Welfare Benefits and Outplacement Services amount includes the cost to provide certain welfare benefits to the named executive and family during the period the named executive is eligible for continuation coverage under applicable law. The amount shown reflects Allstate's costs for these benefits or programs assuming an 18-month continuation period. The value of outplacement services is $40,000 for Mr. Wilson and $20,000 for each other named executive.

(6)
The named executives who participate in the long-term disability plan are eligible to participate in Allstate's supplemental long-term disability plan for employees whose annual earnings exceed the level which produces the maximum monthly benefit provided by the long-term disability plan (basic plan). The benefit is equal to 50% of the named executive's qualified annual earnings divided by twelve and rounded to the nearest one hundred dollars, reduced by $7,500, which is the maximum monthly benefit payment that can be received under the Basic Plan. The amount reflected assumes the named executive remains totally disabled until age 65 and represents the present value of the monthly benefit payable until age 65. Ms. Greffin does not participate in the long-term disability plan.

(7)
Under the terms of Mr. Lacher's separation agreement, for a one year period following his termination of employment, Mr. Lacher is restricted from soliciting Allstate employees, customers, or suppliers and engaging in certain activities competitive with the property and casualty insurance business of Allstate.

51   --  The Allstate Corporation

Executive Compensation	PROXY STATEMENT

Risk Management and Compensation

We have reviewed our compensation policies and practices, and we believe that they are appropriately structured, that they are consistent with our key operating priority of keeping the company financially strong, and that they avoid providing incentives for employees to engage in unnecessary and excessive risk taking. We believe that executive compensation has to be examined in the larger context of an effective risk management framework and strong internal controls. As described in the Board Role in Risk Oversight section of the Corporate Governance Practices and Code of Ethics portion of this proxy statement, the Board and audit committee both play an important role in risk management oversight, including reviewing how management measures, evaluates, and manages the corporation's exposure to risks posed by a wide variety of events and conditions. In addition, the compensation and succession committee employs an independent executive compensation consultant each year to assess Allstate's executive pay levels, practices, and overall program design.

A review and assessment of potential compensation-related risks was conducted by management and reviewed by the chief risk officer. Performance-related incentive plans were analyzed using a process developed in conjunction with our independent executive compensation consultant.

The 2011 risk assessment specifically noted that our compensation programs:

•
Provide a balanced mix of cash and equity through annual and long-term incentives to align with short-term and long-term business goals.

•
Utilize a full range of performance measures that we believe correlate to long-term shareholder value creation.

•
Incorporate strong governance practices, including paying cash incentive awards only after a review of executive and corporate performance.

•
Enable the use of negative discretion to adjust annual incentive compensation payments when formulaic payouts are not warranted due to other circumstances.

•
Limit annual incentive payouts by containing a maximum payout level.

Furthermore, to ensure our compensation programs do not motivate imprudent risk taking, awards to the executive officers made after May 19, 2009, under the 2009 Equity Incentive Plan and awards made under the Annual Executive Incentive Plan are subject to clawback in the event of certain financial restatements.

Performance Measures for 2011 Annual Cash Incentive Awards

Information regarding our performance measures is disclosed in the limited context of our annual cash incentive awards and should not be understood to be statements of management's expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

The following are descriptions of the performance measures used for our annual cash incentive awards for 2011. These measures are not GAAP measures. They were developed uniquely for incentive compensation purposes and are not reported items in our financial statements. Some of these measures use non-GAAP measures and operating measures. The Committee has approved the use of non-GAAP and operating measures when appropriate to drive executive focus on particular strategic, operational, or financial factors or to exclude factors over which our executives have little influence or control, such as capital market conditions.

Adjusted Underlying Operating Income:    This measure is used to assess financial performance. This measure is equal to net income adjusted to exclude the after tax effects of the items listed below:

•
Realized capital gains and losses (which includes the related effect on the amortization of deferred acquisition and deferred sales inducement costs) except for periodic settlements and accruals on certain non-hedge derivative instruments.

•
Valuation changes on embedded derivatives that are not hedged.

•
Business combination expenses and the amortization of purchased intangible assets.

•
Gains and losses on disposed operations.

•
Adjustments for other significant non-recurring, infrequent, or unusual items, when (a) the nature of the charge or gain is such that it is reasonably unlikely to recur within two years or (b) there has been no similar charge or gain within the prior two years.

•
Restructuring or related charges.

•
Underwriting results of the Discontinued Lines and Coverages segment.

The Allstate Corporation  --  52

•
Any settlement, awards, or claims paid as a result of lawsuits and other proceedings brought against Allstate subsidiaries regarding the scope and nature of coverage provided under insurance policies issued by such companies.

•
The after tax effects of catastrophe losses. Catastrophes are defined and reported in The Allstate Corporation 10-K.

Book Value Per Share:    This measure is used to assess financial performance. The measure is equal to book value per diluted share adjusted to exclude the effects of 2011 share repurchases. The numerator, shareholders' equity at December 31, 2011, is increased to exclude the cost of shares acquired in 2011 under approved share repurchase programs. The denominator, total shares outstanding plus dilutive potential shares outstanding at December 31, 2011, is increased to exclude the number of shares acquired in 2011 under approved share repurchase programs. Other effects resulting from approved share repurchase programs, such as the impacts on net investment income of using funds to purchase shares, are not adjusted.

Growth in Policies in Multi-Category Households:    This measure is used by management to assess the execution of its strategy to broaden customer relationships. This measures represents the increase from December 31, 2010, to December 31, 2011, in the number of policies within households that have policies in multiple product categories. Product categories are defined as Auto, Property, or Allstate Financial. The measure includes Encompass brand package policies, but not their existence in any cross-branded relationships. It excludes Allstate Workplace Division, Allstate Roadside Services, Allstate Dealer Services, Allstate Business Insurance, and Expanded Markets products.

53   --  The Allstate Corporation

Director Compensation	PROXY STATEMENT

The following table summarizes the compensation of each of our non-employee directors during 2011 for his or her services as a member of the Board and its committees. Mr. Rowe is not included because he did not begin service as a director until February 7, 2012.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Total ($)

Mr. Ackerman	85,000		150,008	235,008

Mr. Beyer	85,000		150,008	235,008

Mr. Farrell(2)	103,750	(3)	150,008	253,758

Mr. Greenberg	85,000		150,008	235,008

Mr. LeMay	85,000		150,008	235,008

Ms. Redmond	85,000		150,008	235,008

Mr. Riley, Jr.(4)	110,000		150,008	260,008

Mr. Smith	85,000		150,008	235,008

Ms. Sprieser(5)	107,500		150,008	257,508

Mrs. Taylor	85,000	(6)	150,008	235,008

(1)
The aggregate grant date fair value of restricted stock units is based on the final closing price of Allstate stock as of the date of the grant. The final closing price in part reflects the payment of expected future dividends. For the annual restricted stock unit awards granted to each director on June 1, 2011, the final closing price of Allstate stock on the grant date was $30.44. The aggregate grant date fair value of the annual 2011 restricted stock unit awards, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, was $150,008 for each director. Each restricted stock unit entitles the director to receive one share of Allstate stock on the conversion date. The aggregate number of restricted stock units outstanding as of December 31, 2011, for each director is as follows: Mr. Ackerman — 25,725, Mr. Beyer — 21,725, Mr. Farrell — 25,725, Mr. Greenberg — 25,725, Mr. LeMay — 25,725, Ms. Redmond — 12,067, Mr. Riley — 25,725, Mr. Smith — 25,725, Ms. Sprieser — 25,725, and Mrs. Taylor — 25,725. Restricted stock unit awards granted before September 15, 2008, convert into stock one year after termination of Board service, or upon death or disability if earlier. Restricted stock unit awards granted on or after September 15, 2008, convert into stock upon termination of Board service, or upon death or disability if earlier.

Non-employee directors no longer receive stock options as part of their compensation. The aggregate number of options outstanding as of December 31, 2011, under prior option awards for each director is as follows: Mr. Ackerman — 28,000, Mr. Beyer — 10,667, Mr. Farrell — 28,000, Mr. Greenberg — 29,000, Mr. LeMay — 28,000, Ms. Redmond — 0, Mr. Riley — 28,000, Mr. Smith — 23,999, Ms. Sprieser — 28,000, and Mrs. Taylor — 28,000. All of these outstanding stock options were exercisable as of December 31, 2011.

(2)
Chair of the Nominating and Governance Committee during 2011.

(3)
Mr. Farrell elected to receive 20% of his March 1, 2011, quarterly cash retainer payment in stock.

(4)
Chair of the Compensation and Succession Committee during 2011. Elected lead director December 2011.

(5)
Chair of the Audit Committee during 2011.

(6)
Mrs. Taylor elected to receive 100% of her March 1, 2011, quarterly cash retainer payment in stock and 50% of her June 1, September 1, and December 1, 2011, quarterly cash retainer payments in stock.

The Allstate Corporation  --  54

On March 1, 2011, each non-employee director was entitled to a $17,500 quarterly cash retainer, and each committee chair was entitled to an additional $3,750 quarterly cash retainer. Beginning on June 1, 2011, each non-employee director was entitled to a $22,500 quarterly cash retainer, and each committee chair was entitled to an additional $5,000 quarterly cash retainer, except for the audit committee chair, who was entitled to an additional $6,250 quarterly cash retainer. In December 2011, an independent lead director was elected. The independent lead director is entitled to an additional $6,250 quarterly cash retainer. On June 1, 2011, each non-employee director received an annual award of restricted stock units under the 2006 Equity Compensation Plan for Non-Employee Directors. The number of restricted stock units granted to each director was equal to $150,000 divided by the fair market value of a share of our stock on June 1, 2011. No meeting fees or other professional fees are paid to the directors. Under Allstate's Deferred Compensation Plan for Non-Employee Directors, directors may elect to defer their retainers to an account that generates earnings based on (a) the market value of, and dividends paid on, Allstate common shares (common share units); (b) the average interest rate payable on 90-day dealer commercial paper; (c) Standard & Poor's 500 Composite Stock Price Index, with dividends reinvested; or (d) a money market fund. No director has voting or investment powers in common share units, which are payable solely in cash. Subject to certain restrictions, amounts deferred under the plan, together with earnings thereon, may be transferred between accounts and are distributed after the director leaves the Board in a lump sum or over a period not in excess of ten years.

Restricted stock unit awards granted on or after September 15, 2008, provide for delivery of the underlying shares of Allstate common stock upon the earlier of (a) the date of the director's death or disability or (b) the date the director leaves the Board. Restricted stock unit awards granted before September 15, 2008, provide for delivery of the underlying shares of Allstate common stock upon the earlier of (a) the date of the director's death or disability or (b) one year after the date the director leaves the Board. Each restricted stock unit includes a dividend equivalent right that entitles the director to receive a payment equal to regular cash dividends paid on Allstate common stock. Under the terms of the restricted stock unit awards, directors have only the rights of general unsecured creditors of Allstate and no rights as stockholders until delivery of the underlying shares.

In accordance with the terms of the 2006 Equity Compensation Plan for Non-Employee Directors, the exercise price of the stock option awards is equal to the fair market value of Allstate common stock on the date of grant. For options granted in 2007 and 2008, the fair market value is equal to the closing sale price on the date of the grant, and for options granted prior to 2007, fair market value is equal to the average of high and low sale prices on the date of grant, and, in each case, if there was no such sale on the date of grant, then on the last previous day on which there was a sale. The options become exercisable in three substantially equal annual installments and expire ten years after grant. Stock option repricing is not permitted. An outstanding stock option will not be amended to reduce the option exercise price. However, the plan permits repricing in the event of an equity restructuring (such as a split) or a change in corporate capitalization (such as a merger).

As detailed in our Corporate Governance Guidelines, the corporation maintains stock ownership guidelines for our non-employee directors. Within five years of joining the Board, each director is expected to accumulate an ownership position in Allstate securities equal to five times the value of the annual cash retainer paid for board service. Every director has met the ownership guideline, except for Mr. Rowe, who joined the Board on February 7, 2012, and has until January 1, 2017, to meet the guideline.

55   --  The Allstate Corporation

Security Ownership	PROXY STATEMENT

Security Ownership of Directors and Executive Officers

The following table shows the number of shares of Allstate common stock beneficially owned by each director and named executive officer individually, and by all executive officers and directors of Allstate as a group. Shares reported as beneficially owned include shares held indirectly through the Allstate 401(k) Savings Plan and other shares held indirectly, as well as shares subject to stock options exercisable on or before May 9, 2012, and restricted stock units with restrictions that expire on or before May 9, 2012. The percentage of Allstate shares of common stock beneficially owned by any Allstate director or nominee or by all directors and executive officers of Allstate as a group does not exceed 1%. The following share amounts are as of March 10, 2012. As of March 10, 2012, none of these shares were pledged as security.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Allstate Common Stock (a)	Common Stock Subject to Options Exercisable and Restricted Stock Units for which restrictions expire on or prior to May 9, 2012 — Included in Column (a) (b)

F. Duane Ackerman

Robert D. Beyer

Don Civgin

W. James Farrell

Jack M. Greenberg

Judith P. Greffin

Suren Gupta

Joseph P. Lacher

Ronald T. LeMay

Andrea Redmond

H. John Riley, Jr.

John W. Rowe

Joshua I. Smith

Judith A. Sprieser

Mary Alice Taylor

Thomas J. Wilson

Matthew E. Winter

All directors and executive officers as a group

The Allstate Corporation  --  56

Security Ownership	PROXY STATEMENT

Security Ownership of Certain Beneficial Owners

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common	Northern Trust Corporation	27,860,460	(1)	5.51%

(1)
As of December 31, 2011. Held by Northern Trust Corporation together with certain subsidiaries (collectively "Northern"). Of such shares, Northern held 2,697,661 with sole voting power; 25,099,042 with shared voting power; 5,819,437 with sole investment power; and 2,814,574 with shared investment power. 19,282,308 of such shares were held by The Northern Trust Company as trustee on behalf of participants in Allstate's 401(k) Savings Plan. Information is provided for reporting purposes only and should not be construed as an admission of actual beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Allstate's executive officers, directors, and persons who beneficially own more than ten percent of Allstate's common stock to file reports of securities ownership and changes in such ownership with the SEC.

Based solely upon a review of copies of such reports, or written representations that all such reports were timely filed, Allstate believes that each of its executive officers, directors, and greater than ten-percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during 2011.

57   --  The Allstate Corporation

Proposal 3 — Act by Written Consent	PROXY STATEMENT

Proposal 3 Approval of Proposed Amendment to the Certificate of Incorporation Granting the Right to Act by Written Consent

Stockholder proposals seeking the right to act by written consent were on the ballots for our last two annual meetings and received support from 67% and 52% of stockholders who voted. In response, the nominating and governance committee hired advisors to assist it in developing a right to act by written consent that would be fundamentally fair and fully transparent to all stockholders. The nominating and governance committee and Board considered several alternatives over the course of multiple meetings in 2011 and 2012. After careful consideration, the Board unanimously approved an amendment to our certificate of incorporation for stockholder consideration. (See Appendix B for the full text.) The proposed amendment provides for full transparency and enables all stockholders to participate in the process.

•
All stockholders must be solicited in accordance with the Securities and Exchange Commission rules. This ensures that all stockholders are fully informed and able to participate in an action by written consent. Without this protection, an action by written consent could take place without you having been informed or having a chance to vote.

•
Stockholders requesting action by written consent must share the same information currently required of any Allstate stockholder seeking to nominate directors or propose action at a meeting.

•
Stockholders must own 10% of outstanding shares to begin the process to act by written consent. Without this protection, someone holding just one share of Allstate stock could commence an action for written consent potentially resulting in considerable expense and distraction to Allstate without there being any meaningful support for the action sought.

•
Delivery of executed consents cannot begin until 60 days after the written consent process is commenced. This delay is designed to ensure that all stockholders have a chance to consider the matter being proposed, including any arguments in opposition presented by the Board. In addition, this would provide time for the Board to pursue other alternatives to maximize stockholder value.

•
Actions to be considered by written consent cannot be the same as items proposed for a stockholder meeting scheduled to occur within 90 days. This eliminates unnecessary expense and distraction to the corporation when there is a pending stockholders meeting to handle the same business.

The Board believes this amendment implements the right to act by written consent in a fully transparent way that gives all stockholders equal rights. To be approved, a majority of the shares outstanding and entitled to vote must be voted "FOR" the amendment. Abstentions will be counted as shares outstanding and will have the effect of a vote against the proposal. Broker non-votes will be counted as outstanding shares and will have the effect of a vote against the proposal. If the amendment is approved, we will promptly file it with the Secretary of State of Delaware. The amendment will be effective upon that filing. If the amendment is not approved, then it will not be filed or become effective.

A copy of the full text of the amendment is in Appendix B.

  The Board of Directors recommends that you vote FOR approval of this amendment to the certificate of incorporation.

The Allstate Corporation  --  58

Proposal 4 — Call a Special Meeting	PROXY STATEMENT

Proposal 4 Approval of Proposed Amendment to the Certificate of Incorporation Granting Stockholders Owning 10% of Outstanding Shares the Right to Call a Special Meeting

Last year 83% of stockholders approved an amendment to our certificate of incorporation to give stockholders the right to call a special meeting. That amendment granted holders of 20% of outstanding shares the right to call a special meeting of stockholders. The Board proposed that amendment in response to a stockholder proposal that had received support from a majority of votes cast at both the 2009 and 2010 annual meetings.

We know that our stockholders have a range of opinions on the ownership threshold to exercise the right to call a special meeting. Some stockholders prefer a 10% threshold while others prefer a threshold of 25%. The Board proposes this amendment to lower the ownership threshold required from 20% to 10% of outstanding shares in order to have consistent procedural requirements with those for the right to act by written consent (described in Proposal 3 — Act by Written Consent) and to respond to stockholder requests for a lower threshold. The proposed 10% ownership threshold remains consistent with the Board's belief that special actions should be initiated only to address significant concerns of interest to all stockholders that require attention before the next annual meeting.

To be approved, a majority of the shares outstanding and entitled to vote must be voted "FOR" the amendment. Abstentions will be counted as shares outstanding and will have the effect of a vote against the proposal. Broker non-votes will be counted as outstanding shares and will have the effect of a vote against the proposal. If the amendment is approved, we will promptly file it with the Secretary of State of Delaware. The amendment will be effective upon that filing. If the amendment is not approved, then it will not be filed or become effective.

A copy of the full text of the amendment is in Appendix B.

  The Board of Directors recommends that you vote FOR approval of this amendment to the certificate of incorporation.

59   --  The Allstate Corporation

Proposal 5 — Ratification of Auditors	PROXY STATEMENT

Proposal 5 Ratification of the Appointment of Independent Registered Public Accountant

The audit committee has appointed Deloitte & Touche LLP as Allstate's independent registered public accountant for 2012. The Board submits the selection of Deloitte & Touche LLP to stockholders for ratification, consistent with its longstanding practice. If Deloitte is not ratified by the stockholders, the committee may reconsider its selection.

The audit committee has adopted a Policy Regarding Pre-Approval of Independent Registered Public Accountant's Services. (See Appendix C.) All services provided by Deloitte & Touche LLP in 2011 and 2010 were approved by the committee.

The following fees have been, or are anticipated to be, billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, for professional services rendered to Allstate for the fiscal years ending December 31, 2011, and December 31, 2010.

	2011	2010(5)

Audit fees(1)	$9,321,500	$8,793,244

Audit-related fees(2)	$1,760,500	$646,270

Tax fees(3)	$26,000	$5,250

All other fees(4)	$—	$25,300

Total fees	$11,108,000	$9,470,064

(1)
Fees for audits of annual financial statements, reviews of quarterly financial statements, statutory audits, attest services, comfort letters, consents, and review of documents filed with the Securities and Exchange Commission. The amount disclosed does not reflect reimbursed audit fees received from non-Deloitte entities in the amounts of $607,600 and $90,000 for 2011 and 2010, respectively. Reimbursements are expected to increase for 2011 largely due to the sharing of Esurance acquisition-related audit fees with the White Mountains Insurance Group.

(2)
Audit-related fees are for professional services, such as accounting consultations on new accounting standards, and audits and other attest services for non-consolidated entities (e.g., employee benefit plans, various trusts, The Allstate Foundation) and are set forth below.

	2011	2010

Audits and other attest services for non-consolidated entities	$347,000	$433,670

Adoption of new accounting standards	$435,000	$108,100

Other audit-related fees	$978,500	$104,500

Audit-related fees(6)	$1,760,500	$646,270

(3)
Tax fees include income tax return preparation and compliance assistance.

(4)
"All other fees" are for coordination of work for a department of insurance exam in 2010.

(5)
Total fees presented above for 2010 have been decreased by $155,536 to primarily reflect a reduction of estimated fees relating to work performed last year.

(6)
Audit related fees increased substantially in 2011 primarily due to the acquisition of Esurance and the adoption of ASU 2010-26, which required a restatement of deferred acquisition costs. Non-recurring fees relating to Esurance are of $726,000 for 2011, while ASU 2010-26 fees total $385,000.

The Allstate Corporation  --  60

Representatives of Deloitte & Touche LLP will be present at the 2012 annual meeting to respond to questions and may make a statement if they choose. To be approved, a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal must be voted "FOR." Abstentions will be counted as shares present at the meeting and will have the effect of a vote against the proposal.

  The Board of Directors recommends that stockholders vote FOR ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2012.

Audit Committee Report

Deloitte & Touche LLP (Deloitte) was Allstate's independent registered public accountant for the year ended December 31, 2011.

The audit committee reviewed and discussed with management the audited financial statements for the fiscal year ended December 31, 2011.

The committee discussed with Deloitte the matters required to be discussed by the statement of Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The committee received the written disclosures and letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte's communications with the committee concerning independence and has discussed with Deloitte its independence.

Based on these reviews and discussions and other information considered by the committee in its judgment, the committee recommended to the Board of Directors that the audited financial statements be included in Allstate's annual report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the Securities and Exchange Commission, and furnished to stockholders with this Notice of Annual Meeting and Proxy Statement.

Judith A. Sprieser (Chair)
F. Duane Ackerman	Ronald T. LeMay
Robert D. Beyer	Mary Alice Taylor
Jack M. Greenberg

61   --  The Allstate Corporation

Stockholder Proposal	PROXY STATEMENT

Proposal 6 Stockholder proposal on reporting political contributions

The City of Philadelphia Public Employees Retirement System, Two Penn Center Plaza, Philadelphia, Pennsylvania, 19102-1721, beneficial owner of 142,057 shares of Allstate common stock as of December 2, 2011, intends to propose the following resolution at the annual meeting.

To be approved, a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal must be voted "for." Abstentions will be counted as shares present at the meeting and will have the effect of a vote against the proposal. Broker non-votes will not be counted as shares entitled to vote on the matter and will have no impact on the vote's outcome.

The Board of Directors does not support the adoption of this proposal and asks stockholders to consider management's response following the proponent's statement. The Board recommends that stockholders vote against this proposal.

Resolved, that the shareholders of Allstate ("Company") hereby request that the Company provide a report, updated semiannually, disclosing the Company's:

1.
Policies and procedures for political contributions and expenditures (both direct and indirect) made with corporate funds.

2.
Monetary and non-monetary contributions and expenditures (direct and indirect) used to participate or intervene in any political campaign on behalf of (or in opposition to) any candidate for public office, and used in any attempt to influence the general public, or segments thereof, with respect to elections or referenda. The report shall include:

a.
An accounting through an itemized report that includes the identity of the recipient as well as the amount paid to each recipient of the Company's funds that are used for political contributions or expenditures as described above; and

b.
The title(s) of the person(s) in the Company responsible for the decision(s) to make the political contributions or expenditures.

The report shall be presented to the board of directors or relevant board oversight committee and posted on the Company's website.

Stockholder Supporting Statement

As long-term shareholders of Allstate, we support transparency and accountability in corporate spending on political activities. These include any activities considered intervention in any political campaign under the Internal Revenue Code, such as direct and indirect political contributions to candidates, political parties, or political organizations; independent expenditures; or electioneering communications on behalf of federal, state or local candidates.

Disclosure is consistent with public policy, in the best interest of the company and its shareholders, and critical for compliance with federal ethics laws. Moreover, the Supreme Court's Citizens United decision recognized the importance of political spending disclosure for shareholders when it said "[D]isclosure permits citizens and shareholders to react to the speech of corporate entities in a proper way. This transparency enables the electorate to make informed decisions and give proper weight to different speakers and messages." Gaps in transparency and accountability may expose the company to reputational and business risks that could threaten long-term shareholder value.

Allstate contributed at least $6 million in corporate funds since the 2002 election cycle. (CQ: http://moneyline.cq.com/pml/home.do and National Institute on Money in State Politics: http://www.followthemoney.org/index.phtml.)

However, relying on publicly available data does not provide a complete picture of the Company's political spending. For example, the Company's payments to trade associations used for political activities are undisclosed and unknown. In some cases, even management does not know how trade associations use their company's money politically. The proposal asks the Company to disclose all of its political spending, including payments to trade associations and other tax exempt organizations used for political purposes. This would bring our Company in line with a growing number of leading companies, including Merck, MetLife and Microsoft that support political disclosure and accountability and present this information on their websites.

The Company's Board and its shareholders need comprehensive disclosure to be able to fully evaluate the

The Allstate Corporation  --  62

political use of corporate assets. We urge your support for this critical governance reform.

The Board recommends that stockholders vote against this proposal for the following reasons:

•
Allstate has already posted a report that is responsive to this stockholder proposal on allstate.com. The report details Allstate's involvement in the public policy arena, which best serves the business interests of the corporation, its stockholders, and its customers.

•
Allstate believes it is in the best interest of stockholders for Allstate to participate in the legislative process by making corporate political contributions prudently to candidates and political organizations when such contributions are consistent with business objectives and are permitted by federal, state, and local laws.

•
Publicly available disclosures already provide ample information about Allstate's political contributions, as so clearly demonstrated by the proponent's reference to figures on contributions previously made by Allstate.

•
In 2011, Allstate's total expenditures on public policy related initiatives utilized approximately $14.1 million in corporate funds, which represented four hundredths of one percent of revenues, of which one-half was spent on research supporting public policy initiatives, such as safe driving.

•
In addition, political contributions are reported regularly to, and overseen by, senior management and reviewed on an annual basis by the Board.

•
Our policy on political contributions is part of our Corporate Governance Guidelines.

•
Allstate also demonstrates its support for transparency in the political contribution process by fully complying with all disclosure requirements pertaining to political contributions under federal, state, and local laws.

Stockholder Proposals for the 2013 Annual Meeting

Proposals which stockholders would like to include in Allstate's proxy material for presentation at the 2013 annual meeting of stockholders must be received by the Office of the Secretary, The Allstate Corporation, 2775 Sanders Road, Suite A2W, Northbrook, Illinois 60062-6127 by December 12, 2012, and must otherwise comply with Securities and Exchange Commission rules in order to be eligible for inclusion in the proxy material for the 2013 annual meeting.

If a stockholder would like to bring a matter before the meeting which is not the subject of a proposal that meets the SEC proxy rule requirements for inclusion in the proxy statement, the stockholder must follow procedures in Allstate's bylaws in order to personally present the proposal at the meeting. A copy of these procedures is available upon request from the Office of the Secretary or can be accessed on Allstate's website, www.allstate.com. One of the procedural requirements in the bylaws is timely notice in writing of the business the stockholder proposes to bring before the meeting. Notice of business proposed to be brought before the 2013 annual meeting must be received by the Office of the Secretary no earlier than the close of business on January 22, 2013, and no later than February 21, 2013. Among other things, the notice must describe the business proposed to be brought before the meeting, the reasons for conducting the business at the meeting, and any material interest of the stockholder in the business.

63   --  The Allstate Corporation

Other Items	PROXY STATEMENT

Allstate 401(k) Savings Plan Participants

If you hold Allstate common shares through the Allstate 401(k) Savings Plan, your proxy card/voting instruction form for those shares will instruct the plan trustee how to vote those shares. If you received your annual meeting materials electronically, and you hold Allstate common shares both through the plan and also directly as a registered stockholder, the voting instructions you provide electronically will be applied to both your plan shares and your registered shares. If you return a signed proxy card/voting instruction form or vote by telephone or the Internet on a timely basis, the trustee will follow your voting instructions for all Allstate common shares allocated to your plan account unless that would be inconsistent with the trustee's duties.

If your voting instructions are not received on a timely basis, the shares allocated to your plan account will be considered "unvoted." If you return a signed proxy card/voting instruction form but do not indicate how your shares should be voted on a given matter, the shares represented by your proxy card/voting instruction form will be voted as the Board of Directors recommends. The trustee will vote all unvoted shares and all unallocated shares held by the plan as follows:

•
If the trustee receives instructions (through voting instruction forms or through telephonic or Internet instruction) on a timely basis for at least 50% of the votable allocated shares in the plan, then it will vote all unvoted shares and unallocated shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the trustee's duties.

•
If the trustee receives instructions for less than 50% of the votable shares, the trustee shall vote all unvoted and unallocated shares in its sole discretion. However, the trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies.

Plan votes receive the same level of confidentiality as all other votes. You may not vote the shares allocated to your plan account by voting in person at the meeting. You must instruct The Northern Trust Company, as trustee for the plan, how to vote your shares.

Proxy Statement and Annual Report Delivery

Allstate has adopted the "householding" procedure approved by the Securities and Exchange Commission, which allows us to deliver one set of documents to a household of stockholders instead of delivering a set to each stockholder in a household, unless we have been instructed otherwise. This procedure is more environmentally friendly and cost-effective because it reduces the number of copies to be printed and mailed. Stockholders who receive proxy materials in paper form will continue to receive separate proxy cards/voting instruction forms to vote their shares. Stockholders who receive the Notice of Internet Availability of Proxy Materials will receive instructions on submitting their proxy cards/voting instruction form via the Internet.

If you would like to change your householding election, request that a single copy of the proxy materials be sent to your address, or request a separate copy of the proxy materials, please contact our distribution agent, Broadridge Financial Solutions, by calling (800) 542-1061 or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, NY 11717. We will promptly deliver the proxy materials to you upon receipt of your request. If you hold your shares in street name, please contact your bank, broker, or other record holder to request information about householding.

If you receive more than one proxy card/voting instruction form, your shares are probably registered in more than one account or you may hold shares both as a registered stockholder and through the Allstate 401(k) Savings Plan. You should vote each proxy card/voting instruction form you receive.

Proxy Solicitation

Officers and other employees of Allstate and its subsidiaries may solicit proxies by mail, personal interview, telephone, facsimile, electronic means, or via the Internet. None of these individuals will receive special

The Allstate Corporation  --  64

compensation for soliciting votes, which will be performed in addition to their regular duties, and some of them may not necessarily solicit proxies. Allstate also has made arrangements with brokerage firms, banks, record holders, and other fiduciaries to forward proxy solicitation materials to the beneficial owners of shares they hold on your behalf. Allstate will reimburse these intermediaries for reasonable out-of-pocket expenses. Georgeson Inc., 199 Water Street, 26th Floor, New York, NY 10038 has been retained to assist in the solicitation of proxies for a fee not to exceed $16,500 plus expenses. Allstate will pay the cost of all proxy solicitation.

By order of the Board,

Mary J. McGinn
 Secretary

Dated: April 11, 2012

65   --  The Allstate Corporation

Appendix A	PROXY STATEMENT

Appendix A

Categorical Standards of Independence

            In accordance with the Director Independence Standards, the Board has determined that the nature of the following relationships with the corporation do not create a conflict of interest that would impair a director's independence.

  1.
  An Allstate director's relationship arising from (i) only such director's position as a director of another corporation or organization; (ii) only such director's direct or indirect ownership of a 5% or less equity interest in another corporation or organization (other than a partnership); (iii) both such position and such ownership; or (iv) such director's position only as a limited partner in a partnership in which he or she has an interest of 5% or less.

  2.
  An Allstate director's relationship arising from an interest of the director, or any entity in which the director is an employee, director, partner, stockholder or officer, in or under any standard-form insurance policy or other financial product offered by the Allstate Group in the ordinary course of business.

  3.
  An Allstate director's relationship with another company that participates in a transaction with the Allstate Group (i) where the rates or charges involved are determined by competitive bid or (ii) where the transaction involves the rendering of services as a common or contract carrier (including any airline) or public utility at rates or charges fixed in conformity with law or governmental authority.

  4.
  An Allstate director's relationship with another company that has made payments to, or received payments from, the Allstate Group for property or services in an amount which, in the last fiscal year, does not exceed the greater of $1 million or 2% of such other company's consolidated gross revenues for such year.

  5.
  An Allstate director's position as an executive officer of a tax exempt organization to which the aggregate amount of discretionary contributions (other than employee matching contributions) made by the Allstate Group and The Allstate Foundation in any of the last three fiscal years of the tax exempt organization were equal to or less than the greater of $1 million or 2% of such organization's consolidated gross revenues for such year.

  6.
  An Allstate director's relationship with another company (i) in which the Allstate Group makes investments or (ii) which invests in securities issued by the Allstate Group or securities backed by any product issued by the Allstate Group, all in the ordinary course of such entity's investment business and on terms and under circumstances similar to those available to or from entities unaffiliated with such director.

A-1   --  The Allstate Corporation

Appendix B	PROXY STATEMENT

Appendix B

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION
OF THE ALLSTATE CORPORATION

(Proposed additions indicated in bold with underline. Proposed deletions are struck through.)

If Proposal 3 is approved by stockholders, the addition of Article Eleventh will be approved. If Proposal 4 is approved by stockholders, the amendment to Article Seventh will be approved.

 Article Seventh

            Meetings of stockholders may be held within or without the State of Delaware, as the bylaws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation. Election of directors need not be by written ballot unless the bylaws of the corporation so provide.

            ~~Any action required or permitted to be taken by the holders of any class or series of stock of the corporation entitled to vote generally in the election of directors may be taken only by vote at an annual or special meeting at which such action may be taken and may not be taken by written consent.~~

            Special meetings of stockholders of the corporation, for any purpose or purposes, may be called only by (i) the Chairman of the board of directors of the corporation or (ii) the Secretary of the corporation upon the written request of the holders of record owning not less than ~~20%~~ 10% of all outstanding shares of common stock of the corporation, in accordance with the applicable requirements and procedures of the bylaws of the corporation. Each special meeting shall be held at such date, time and place as may be stated in the written notice of the special meeting.

            No director may be removed, with or without cause, by the stockholders except by the affirmative vote of holders of not less than a majority of the total number of votes entitled to be cast at an election of such director; provided, however, that, whenever the holders of any class or series of Preferred Stock issued pursuant to ARTICLE FOURTH, Section 1 hereof, are entitled, by the terms of such class or series of Preferred Stock, voting separately by class or series to elect one or more directors, the provisions of the preceding clause of this sentence shall not apply with respect to such directors if the terms of such class or series of Preferred Stock expressly provide otherwise.

Article Eleventh

            1.      Written Consent.Certain actions required or permitted to be taken by the stockholders of the corporation at an annual or special meeting of the stockholders may be effected without a meeting by the written consent of the holders of common stock of the corporation (a "Consent"), but only if such action is taken in accordance with the provisions of this Article ELEVENTH or by the holders of any class or series of Preferred Stock issued pursuant to ARTICLE FOURTH, Section 1 hereof if the terms of such class or series of Preferred Stock expressly provide for such action by Consent.

            2.     Request for Record Date.The record date for determining stockholders entitled to authorize or take corporate action by Consent shall be as fixed by the board of directors of the corporation or as otherwise established under this Article ELEVENTH. Any stockholder seeking to have the stockholders authorize or take corporate action by Consent shall, by written notice addressed to the secretary of the corporation and delivered to the principal executive offices of the corporation and signed by holders of record owning not less than 10% of all outstanding shares of common stock of the corporation, as determined in accordance with the applicable requirements of the bylaws of the corporation, who shall continue to own not less than 10% of all outstanding shares of common stock of the corporation through the date of delivery of Consents signed by a sufficient number of stockholders to authorize or take such action and who shall not revoke such request, request that a record date be fixed for such purpose (each such notice, a "Request"). The Request must contain the information set forth in Section 3 of this Article ELEVENTH.

B-1   --  The Allstate Corporation

By the later of (i) twenty days after delivery of a valid Request and (ii) five days after delivery of any information requested by the corporation pursuant to Section 3 of this Article ELEVENTH, the board of directors of the corporation shall determine the validity of the Request and whether the Request relates to an action that may be authorized or taken by Consent pursuant to this Article ELEVENTH and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors of the corporation and shall not precede the date such resolution is adopted. If the Request has been determined to be valid and to relate to an action that may be authorized or taken by Consent pursuant to this Article ELEVENTH or if such no determination shall have been made by the date required by this Article ELEVENTH, and in either event no record date has been fixed by the board of directors of the corporation, the record date shall be the day on which the first signed Consent is delivered to the corporation in the manner described in Section 7 of this Article ELEVENTH; except that, if prior action by the board of directors of the corporation is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the board of directors of the corporation adopts the resolution taking such prior action.

            3.     Request Requirements.Any Request (a) must be delivered by the holders of record owning not less than 10% of all outstanding shares of common stock of the corporation, as determined in accordance with applicable requirements of the bylaws of the corporation (with evidence of such ownership attached), who shall continue to own not less than 10% of all outstanding shares of common stock of the corporation through the date of delivery of Consents and who shall not revoke such request, signed by a sufficient number of stockholders to authorize or take such action; (b) must describe the action proposed to be authorized or taken by Consent; and (c) must contain (i) such other information and representations, to the extent applicable, then required by the corporation's bylaws as though each stockholder submitting such Request was submitting a notice of a nomination for election to the board of directors or of other business to be brought before a meeting of stockholders, other than as permitted to be included in the corporation's proxy statement pursuant to applicable rules and regulations promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), (ii) the text of the proposal (including the text of any resolutions to be adopted by Consent and the language of any proposed amendment to the bylaws of the corporation), and (iii) the agreement of the requesting stockholders required by the bylaws of the corporation. The board of directors of the corporation may require the stockholders submitting a Request to furnish such other information as it may require to determine the validity of the Request. Stockholders seeking to authorize or take action by Consent shall update the information provided in the Request as required by the corporation's bylaws with respect to information provided concerning nominations for elections to the board or other business at stockholders meetings.

            4.     Actions Which May Be Authorized or Taken by Written Consent.Stockholders are not entitled to authorize or take action by Consent if (a) the action relates to an item of business that is not a proper subject for stockholder action under applicable law, (b) an identical or substantially similar item of business, as determined by the board of directors of the corporation in its reasonable determination, which determination shall be conclusive and binding on the corporation and its stockholders (a "Similar Item"), is included in the corporation's notice of meeting as an item of business to be brought before an annual or special stockholders meeting that has been called but not yet held or that has been called to be held on a date within 90 days after the receipt by the corporation of the Request for such action, provided that the removal of directors without electing replacements shall not be a Similar Item to the election of directors, or (c) such Request was made in a manner that involved a violation of Regulation 14A promulgated under the Exchange Act, or other applicable law.

            5.     Manner of Consent Solicitation.Stockholders may authorize or take action by Consent only if such Consents are solicited from all holders of common stock of the corporation.

            6.     Date of Consent.Every Consent purporting to take or authorize the taking of corporate action must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take or authorize the taking of the action referred to therein unless, within 60 days of the earliest dated Consent delivered in the manner required by Section 7 of this Article ELEVENTH, Consents signed by a sufficient number of stockholders to authorize or take such action are so delivered to the corporation.

The Allstate Corporation  --  B-2

            7.     Delivery of Consents.Every Consent purporting to take or authorize the taking of corporate action must be dated and delivered to the corporation or its registered office in the State of Delaware no earlier than 60 days after the delivery of a valid Request. Consents must be delivered to the corporation's registered office in the State of Delaware or its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested. The secretary of the corporation, or such other officer of the corporation as the board of directors of the corporation may designate ("Other Officer"), shall provide for the safe-keeping of such Consents and any related revocations and shall promptly conduct such ministerial review of the sufficiency of all Consents and any related revocations and of the validity of the action to be authorized or taken by Consent as the secretary of the corporation or Other Officer, as the case may be, deems necessary or appropriate, including, without limitation, whether the holders of a number of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the action to which the Consents relate is the removal or replacement of one or more members of the board of directors, the secretary of the corporation or Other Officer, as the case may be, shall promptly designate two persons, who shall not be members of the board of directors, to serve as inspectors ("Inspectors") with respect to such Consents and such Inspectors shall discharge the functions of the secretary of the corporation or Other Officer, as the case may be, under this Article ELEVENTH. If after such investigation the secretary of the corporation, Other Officer, or the Inspectors, as the case may be, shall determine that the action has been duly authorized or taken by the Consents, that fact shall be certified on the records of the corporation and the Consents shall be filed in such records. In conducting the investigation required by this Section, the secretary of the corporation, Other Officer, or the Inspectors, as the case may be, may retain special legal counsel and any other necessary or appropriate professional advisors as such person or persons may deem necessary or appropriate, at the expense of the corporation, and shall be fully protected in relying in good faith upon the opinion of such counsel or advisors.

            8.     Effectiveness of Consent.No action may be authorized or taken by the stockholders by Consent except in accordance with this Article ELEVENTH. If the board of directors of the corporation shall determine that any Request was not properly made in accordance with, or relates to an action that may not be effected by Consent pursuant to, this Article ELEVENTH, or any stockholder seeking to authorize or take such action does not otherwise comply with this Article ELEVENTH, then the board of directors of the corporation shall not be required to fix a record date and any such purported action by Consent shall be null and void to the fullest extent permitted by applicable law. No Consent shall be effective until such date as the secretary of the corporation, Other Officer, or the Inspectors, as the case may be, certify to the corporation that the Consents delivered to the corporation in accordance with Section 7 of this Article represent at least the minimum number of votes that would be necessary to authorize or take the corporate action at a meeting at which all shares entitled to vote thereon were present and voted, in accordance with Delaware law and this certificate of incorporation.

            9.     Challenge to Validity of Consent.Nothing contained in this Article ELEVENTH shall in any way be construed to suggest or imply that the board of directors of the corporation or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the secretary of the corporation, Other Officer, or the Inspectors, as the case may be, or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

            10.   Board-Solicited Stockholder Action by Written Consent.Notwithstanding anything to the contrary set forth above, (a) none of the foregoing provisions of this Article ELEVENTH shall apply to any solicitation of stockholder action by written consent by or at the direction of the board of directors of the corporation and (b) the board of directors of the corporation shall be entitled to solicit stockholder action by Consent in accordance with applicable law.

B-3   --  The Allstate Corporation

Appendix C	PROXY STATEMENT

APPENDIX C

POLICY REGARDING PRE-APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT'S SERVICES

Purpose and Applicability

            The Audit Committee recognizes the importance of maintaining the independent and objective stance of our Independent Registered Public Accountant. We believe that maintaining independence, both in fact and in appearance, is a shared responsibility involving management, the Audit Committee, and the Independent Registered Public Accountant.

            The Committee recognizes that the Independent Registered Public Accountant possess a unique knowledge of the Corporation and its subsidiaries and can provide necessary and valuable services to the Corporation in addition to the annual audit. The provision of these services is subject to three basic principles of auditor independence: (i) auditors cannot function in the role of management, (ii) auditors cannot audit their own work; and (iii) auditors cannot serve in an advocacy role for their client. Consequently, this policy sets forth guidelines and procedures to be followed by this Committee when approving services to be provided by the Independent Registered Public Accountant.

Policy Statement

            Audit Services, Audit-Related Services, Tax Services, Other Services, and Prohibited Services are described in the attached appendix. All services to be provided by the Independent Registered Public Accountant must be approved by the Audit Committee or the Chair of the Audit Committee. Neither the Audit Committee nor the Chair will approve the provision of any Prohibited Services by the Independent Registered Public Accountant.

Procedures

            In connection with the approval by the Audit Committee of the engagement of the Independent Registered Public Accountant to provide Audit Services for the upcoming fiscal year, the Independent Registered Public Accountant will submit to the Committee for approval schedules detailing all of the specific proposed Audit, Audit-Related, Tax, and Other Services, together with estimated fees for such services that are known as of that date. Subsequent to the Audit Committee's approval of audit engagement, Corporation management may submit to the Committee or the Chair for approval schedules of additional specific proposed Audit, Audit-Related, Tax, and Other Services that management recommends be provided by the Independent Registered Public Accountant during the audit and professional engagement period. Regardless of when proposed to the Committee or the Chair, each specific service will require approval by the Committee or the Chair before commencement of the specified service. The Independent Registered Public Accountant will confirm to the Committee or the Chair that each specific proposed service is permissible under applicable regulatory requirements.

            Prior to approval of any specific Tax Service, the Independent Registered Public Accountant shall also provide to the Committee or the Chair a written description of (i) the scope of the service and the related fee structure, (ii) any side letter or other agreement between the Independent Registered Public Accountant and the Corporation or any subsidiary regarding the service, and (iii) any compensation arrangement or other agreement between the Independent Accountant and any person with respect to promoting, marketing, or recommending a transaction covered by the service.

Delegation to Chair

            In addition to the Audit Committee, the Chair of the Audit Committee has the authority to grant approvals of services to be provided by the Independent Registered Public Accountant. The decisions of the Chair to approve services shall be reported to the Audit Committee at each of its regularly scheduled meetings.

Review of Services

            At each regularly scheduled Audit Committee meeting, the Audit Committee shall review a report containing (i) a summary of any services approved by the Chair since the Committee's last regularly scheduled meeting and (ii) an updated projection for the current fiscal year, presented in a manner consistent with the proxy disclosure requirements, of the estimated annual fees to be paid to the Independent Registered Public Accountant.

C-1   --  The Allstate Corporation

 Appendix

Audit Services

  1.
  Annual financial statement audit

  2.
  Review of quarterly financial statements

  3.
  Statutory audits

  4.
  Attestation report on management's assessment of internal controls over financial reporting

  5.
  Consents, comfort letters, and reviews of documents filed with the Securities and Exchange Commission

Audit-Related Services

  1.
  Accounting consultations relating to accounting standards, financial reporting, and disclosure issues

  2.
  Due diligence assistance pertaining to potential acquisitions, dispositions, mergers, and securities offerings

  3.
  Financial statement audits and attest services for non-consolidated entities including employees benefit and compensation plans

Tax Services

  1.
  Domestic and international tax compliance, planning, and advice

  2.
  Expatriate tax assistance and compliance

Other Services

            Any service that is not a Prohibited Service, Audit Service, Audit-Related Service, or Tax Service

Prohibited Services

            The following services, as more fully described in Regulation S-X, Rule 2-01, of the Securities and Exchange Commission, are Prohibited Services; provided however, that the services described in items 1 through 5 are not Prohibited Services if it is reasonable to conclude that the results of such services will not be subject to audit procedures during an audit of the Corporation's financial statements:

  1.
  Bookkeeping or other services related to the accounting records or financial statements

  2.
  Financial information systems design and implementation

  3.
  Appraisal or valuation services, fairness opinions, or contribution-in-kind reports

  4.
  Actuarial services

  5.
  Internal audit outsourcing services

  6.
  Management functions or human resources

  7.
  Broker or dealer, investment adviser, or investment banking services

  8.
  Legal services and expert services unrelated to the audit

  9.
  Any other services that the PCAOB determines, by regulation, to impair independence

The Allstate Corporation  --  C-2

Appendix D	PROXY STATEMENT

Appendix D

Executive Officers

            The following table lists the names and titles of our executive officers. "AIC" refers to Allstate Insurance Company.

Name	Principal Positions and Offices Held

Thomas J. Wilson	Chairman of the Board, President, and Chief Executive Officer of The Allstate Corporation and AIC. Mr. Wilson also is a director of The Allstate Corporation.

Donald J. Bailey	Executive Vice President of AIC.

Don Civgin	Executive Vice President of AIC and President and Chief Executive Officer, Allstate Financial.

James D. DeVries	Executive Vice President of AIC (Human Resources).

Judith P. Greffin	Executive Vice President and Chief Investment Officer of AIC.

Suren Gupta	Executive Vice President of AIC (Allstate Technology & Operations)

Michele C. Mayes	Executive Vice President and General Counsel of The Allstate Corporation and AIC (Chief Legal Officer).

Samuel H. Pilch	Senior Group Vice President and Controller of The Allstate Corporation and AIC.

Steven E. Shebik	Executive Vice President and Chief Financial Officer of The Allstate Corporation and of AIC.

Steven C. Verney	Executive Vice President and Chief Risk Officer of AIC.

Joan H. Walker	Executive Vice President of AIC (Corporate Relations).

Matthew E. Winter	Senior Executive Vice President of AIC and President Allstate Auto, Home, and Agencies.

D-1   --  The Allstate Corporation

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern time on May 21, 2012*. Have this proxy card/voting instruction form in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern time on May 21, 2012*. Have this proxy card/voting instruction form in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date this proxy card/voting instruction form and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 for receipt no later than May 21, 2012*. *Allstate 401(k) Savings Plan With respect to any shares represented by this proxy card/voting instruction form held in the Allstate 401(k) Savings Plan, your voting instructions must be received no later than 11:59 p.m. Eastern Time on May 15, 2012. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy card/ voting instruction form and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. THE ALLSTATE CORPORATION C/O WELLS FARGO SHAREOWNER SERVICES P.O. BOX 64945 ST. PAUL, MN 55164-0945 M40610-P19156 THE ALLSTATE CORPORATION The Board of Directors recommends you vote "FOR" all nominees for Director. 1. Election of Directors For Abstain Against Nominees: ! ! ! 1a. F. Duane Ackerman ! ! ! 1b. Robert D. Beyer Abstain For Against The Board of Directors recommends you vote "FOR" Proposals 2, 3, 4, and 5. ! ! ! ! ! ! 1c. W. James Farrell 2. Advisory vote to approve the executive compensation of the named executive officers. ! ! ! ! ! ! 1d. Jack M. Greenberg 3. Approve the proposed amendment to the certificate of incorporation granting the right to act by written consent. ! ! ! ! ! ! 1e. Ronald T. LeMay 4. Approve the proposed amendment to the certificate of incorporation granting stockholders owning not less than 10% of the corporation's shares the right to call a special meeting of stockholders. ! ! ! 1f. Andrea Redmond ! ! ! ! ! ! 5. Ratification of the appointment of Deloitte & Touche LLP as Allstate's independent registered public accountant for 2012. 1g. H. John Riley, Jr. ! ! ! The Board of Directors recommends you vote AGAINST Proposal 6. 1h. John W. Rowe For Against Abstain ! ! ! ! ! ! 6. Stockholder proposal on reporting political contributions. 1i. Joshua I. Smith ! ! ! 1j. Judith A. Sprieser ! ! ! 1k. Mary Alice Taylor ! ! ! This proxy will be governed by and construed in accordance with the laws of Delaware and applicable securities laws. 1l. Thomas J. Wilson Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

With respect to any shares represented by this Proxy Card/Voting Instruction Form which are votable and held in the Allstate 401(k) Savings Plan (the "Plan"), you may direct The Northern Trust Company as Trustee of the Plan to vote all such shares on the matters shown, and in the manner directed on the reverse hereof, unless to do so would be inconsistent with the Trustee's duties. If you wish to vote the Allstate shares allocated to the Plan account, you cannot do so in person. You must use this Proxy Card/Voting Instruction Form or submit your voting instructions via the telephone or Internet. If you do not return your signed Proxy Card/Voting Instruction Form or provide telephonic or Internet voting instructions on a timely basis for the shares allocated to the Plan account, those shares will be considered "unvoted." If you return a signed Proxy Card/Voting Instruction Form but do not indicate how the shares should be voted on a matter, the shares represented by your signed Proxy Card/Voting Instruction Form will be voted by the Trustee as the Board of Directors recommends. The Trustee will vote all unvoted and all unallocated shares held by the Plan as follows: if the Trustee receives instructions on a timely basis for at least 50% of the votable allocated shares in the Plan, then it will vote all unvoted shares and unallocated shares in the same proportion and in the same manner as the shares for which timely instructions have been received, unless to do so would be inconsistent with the Trustee's duties. If the Trustee receives instructions for less than 50% of the votable shares, the Trustee shall vote all unvoted and unallocated shares in its sole discretion. However, the Trustee will not use its discretionary authority to vote on adjournment of the meeting in order to solicit further proxies. Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting: The Allstate Corporation Notice of 2012 Annual Meeting, Proxy Statement and 2011 Annual Report are available at www.proxyvote.com. M40611-P19156 THE ALLSTATE CORPORATION Annual Meeting of Stockholders May 22, 2012 11:00 a.m. This proxy card/voting instruction form is solicited on behalf of the Board of Directors You hereby authorize Michele C. Mayes, Mary J. McGinn, and Thomas J. Wilson to vote all shares of common stock of The Allstate Corporation that you would be entitled to vote if personally present at the annual meeting of stockholders to be held on May 22, 2012 and at any adjournments thereof. The authority conferred by this Proxy Card/Voting Instruction Form shall be exercised by a majority of these persons present and acting at the meeting or, if only one of them is present, by that person. Each such person has the authority to designate a substitute to act for him or her. These persons are authorized to vote such shares on the matters shown, and in the manner directed, on the reverse hereof and in their discretion on any other matters that may properly come before the meeting. If you return a signed proxy but do not indicate how the shares should be voted on a matter, the shares represented by your signed proxy will be voted as the Board of Directors recommends. You acknowledge receipt of The Allstate Corporation's Notice of 2012 Annual Meeting and Proxy Statement, dated April 11, 2012 and its 2011 Annual Report. You hereby revoke any instructions previously given to vote the shares represented by this Proxy Card/Voting Instruction Form. Allstate and the Trustee have instructed the tabulation agent to keep your voting instructions strictly confidential. Sign on reverse side